                                                                  EXHIBIT 10.15







                      BEHAVIORAL HEALTH SERVICES AGREEMENT

                                      Among

                     PRINCIPAL BEHAVIORAL HEALTH CARE, INC.,

                          AMERICAN PSYCH SYSTEMS, INC.,

                           PRINCIPAL HEALTH CARE, INC.

                                       and

           THE LISTED HMO SUBSIDIARIES OF PRINCIPAL HEALTH CARE, INC.


                               September 26, 1997

1

                                TABLE OF CONTENTS

1.    DEFINITIONS............................................................1

2.    COVERED PERSON ELIGIBILITY FOR MHSA SERVICES AND COMPLIANCE WITH
      UNDERWRITING GUIDELINES................................................6
      2.1.  Eligibility of Members...........................................6
      2.2.  Compliance with Underwriting Guidelines..........................7

3.    IDENTIFICATION OF MHSA SERVICES AND COMMUNICATION......................7
      3.1.  MHSA Services under Benefit Contracts............................7
      3.2.  Identification of Mental Health and/or Substance Abuse
            Services under Benefit Contracts.................................7
      3.3.  Services Under This Agreement....................................8
      3.4.  Modifications to Covered Products................................8
      3.5.  Provider and Member Communications...............................8
      3.6.  Participating Provider Compliance................................9

4.    PBHC SERVICES..........................................................9
      4.1.  Transition of MHSA Services Commenced Prior to Effective
            Date.............................................................9
      4.2.  Network Development and Management..............................10
      4.3.  Geographic Access...............................................11
      4.4.  PBHC Triage of Care.............................................12
      4.5.  Provision of MHSA Services and UM Services......................12
      4.6.  Availability of In-Network MHSA Services........................13
      4.7.  Mixed Services..................................................13
      4.8.  Performance Standards...........................................14

5.    QUALITY MANAGEMENT AND REPORTING REQUIREMENTS AND MHSA LIAISON
      COMMITTEE.............................................................16
      5.1.  Quality Management and Other Programs...........................16
      5.2.  Reporting Requirements..........................................16
      5.3.  MHSA Liaison Committee..........................................17

6.    CLAIM ADMINISTRATION, BENEFIT ADMINISTRATION AND COVERAGE DISPUTES....18
      6.1.  Claim Administration............................................18
      6.2.  Benefit Administration..........................................19
      6.3.  Member Services.................................................19
      6.4.  Coverage Disputes with Members..................................19
      6.5.  Coverage Dispute Between PBHC, an HMO Subsidiary or an
            Affiliated Payor Regarding Members..............................20

7.    ADMINISTRATIVE SERVICES ONLY..........................................21
      7.1.  ASO Business Generally..........................................21
      7.2.  ASO Services....................................................21

      7.3.  Liability for Claim Decisions and Payment.......................21

8.    GOVERNMENT PRODUCTS...................................................22
      8.1.  Government Products Generally...................................22
      8.2.  Special Terms Relating to Governmental Programs.................22

9.    PAYMENT...............................................................22
      9.1.  Payments........................................................22
      9.2.  Annual Adjustments For Inflation................................23
      9.3.  Adjustments at First and Second Rate Resets.....................24
      9.4.  Financial Liability for MHSA Services...........................25
      9.5.  Payment In Full.................................................25
      9.6.  Member Protection Provision.....................................26
      9.7.  Coordination of Benefits and Subrogation for Capitated
            Members.........................................................26
      9.8.  Capitation Rates For Large Accounts.............................26
      9.9.  Actuarial Support For Capitation Rates..........................27

10.   EXCLUSIVITY, NON-COMPETITION..........................................27
      10.1. Exclusive Engagement............................................27
      10.2. Non-Competition.................................................29
      10.3. No Solicitation of PBHC Employees...............................29
      10.4. No Solicitation of PHC or HMO Subsidiary Employees..............29
      10.5. HMO Subsidiaries................................................30
      10.6. Operation of Business...........................................30

11.   INSURANCE AND INDEMNIFICATION.........................................31
      11.1. Insurance.......................................................31
      11.2. Indemnification.................................................31

12.   REGULATORY COMPLIANCE, FILING REQUIREMENTS AND NCQA REQUIREMENTS......32
      12.1. Regulatory Compliance...........................................32
      12.2. ERISA Compliance................................................32
      12.3. Regulatory Filings..............................................32
      12.4. NCQA Accreditation Compliance...................................32

13.   BOOKS AND RECORDS.....................................................34
      13.1. Maintenance of Patient Records..................................34
      13.2. Privacy of Records..............................................34
      13.3. Release of Records..............................................34
      13.4. Access to the Other Parties' Records............................34

14.   ARBITRATION AND RENEGOTIATION OF AGREEMENT............................35
      14.1. Arbitration Between HMO Subsidiaries or PHC and PBHC............35
      14.2. Renegotiation of this Agreement Due to a Significant Change of Circumstances................................................35

      14.3. Renegotiation Procedure.........................................35

15.   TERM; TERMINATION.....................................................36
      15.1. Term............................................................36
      15.2. Termination.....................................................36
      15.3. Arbitration In Certain Events...................................38
      15.4. Effect of Termination...........................................39

16.   OTHER AGREEMENTS......................................................40
      16.1. APS Guarantee...................................................40
      16.2. Services........................................................40
      16.3. Commission for New Business.....................................40

17.   MISCELLANEOUS.........................................................41
      17.1. Amendment.......................................................41
      17.2. Assignment......................................................41
      17.3. Entire Agreement................................................41
      17.4. Relationship between the Parties................................41
      17.5. Termination of Members..........................................42
      17.6  Governing Law...................................................42
      17.7. Notices.........................................................42
      17.8. Confidentiality of Proprietary Information......................43
      17.9. Announcements...................................................43
      17.10 Attachments.....................................................43
      17.11 Headings; Certain Rules of Construction.........................43
      17.12 No Waiver.......................................................44
      17.13 Counterparts....................................................44
      17.14 Other Definitional Provisions...................................44

                                                                            Page

ATTACHMENT                                                       REFERENCE
----------                                                       ---------

A          Original HMO Subsidiaries                             Preamble
B          HMO Subsidiary Capitation Rates and ASO Fees        ss. 1
C          Exclusions From MHSA Services Addendum              ss. 1
D          Performance Standards                               ss. 1
E          Mixed Services Addendum                             ss. 4.7
F          Funding Procedures                                  ss. 6.1.3
G          Governmental Programs                               ss. 8.1
H          Materials Containing Name                           ss. 17.2.2

                      BEHAVIORAL HEALTH SERVICES AGREEMENT


      THIS BEHAVIORAL HEALTH SERVICES AGREEMENT (this "AGREEMENT") is entered into as of September 26, 1997 (the "EFFECTIVE DATE"), by and among Principal Behavioral Health Care, Inc. an Iowa corporation ("PBHC"), American Psych Systems, Inc., a Delaware corporation ("APS"), Principal Health Care Inc., an Iowa corporation ("PHC"), and each of PHC's health maintenance organization subsidiaries listed on ATTACHMENT A (individually, an "ORIGINAL HMO SUBSIDIARY" and collectively, "ORIGINAL HMO SUBSIDIARIES").

      WHEREAS, APS agreed to purchase all of the issued and outstanding stock of PBHC (the "PBHC Stock') from PHC pursuant to a Stock Purchase Agreement dated as of September 26, 1997 (the "STOCK PURCHASE AGREEMENT") and the Stock Purchase Agreement contemplates the execution and delivery of this Agreement;

      WHEREAS, this Agreement replaces and supersedes the Mental Health Services Agreement dated April 1 1994 between PBHC (when it was a wholly owned subsidiary of PHC) and PHC, as amended (the "PRIOR AGREEMENT") under which PBHC provided capitated managed mental health care benefits to Capitated Members covered by Benefit Contracts sponsored by the HMO Subsidiaries; and

      WHEREAS, a substantial portion of the value to APS of purchasing the PBHC Stock pursuant to the Stock Purchase Agreement is in continuing to provide benefits to such Capitated Members under this Agreement.

      NOW, THEREFORE, in consideration of the foregoing and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereby agree as follows:

1.    DEFINITIONS

      "ACCREDITING BODIES" means health care accrediting bodies of nationally recognized standing utilized by PHC or the HMO Subsidiaries and those accrediting bodies required by applicable law.

      "ADMINISTRATIVE SERVICES ONLY" or "ASO SERVICES" means the administrative services that PBHC has agreed to perform under this Agreement with respect to ASO Members. As contemplated in SECTION 7, ASO Services may include administration of claims for MHSA Services, UM Services, and such other services as to which PBHC and the applicable HMO Subsidiary have agreed.

      "AFFILIATED PAYOR" means an entity or person (other than an HMO Subsidiary) that (a) is financially responsible for payment of claims for MHSA Services and (b) is authorized by an HMO Subsidiary to access ASO Services pursuant to the terms of this Agreement.

      "ASO CONTRACT" means the agreement between an Affiliated Payor and an HMO Subsidiary pursuant to which Affiliated Payor retains financial responsibility for Covered Services (including MHSA Services) and the HMO Subsidiary provides Administrative Services Only.

      "ASO FEES" means the per Member per month or other fee that an HMO Subsidiary shall pay PBHC on behalf of the applicable Affiliated Payor for providing ASO Services hereunder. The applicable ASO Fees shall be set forth in the appropriate ATTACHMENT B attached hereto or as provided in Section 7.1.

"ASO MEMBER" means a Member under a Benefit Contract where the Affiliated Payor has retained financial responsibility for MHSA Services and PBHC is providing Administrative Services Only.

      "BENEFIT CONTRACT" means (i) a written agreement between an HMO Subsidiary and an Enrolling Unit or individual participant under which such HMO Subsidiary provides for, or contracts to administer, health care services, including MHSA Services, to Members or (ii) a written agreement between an Affiliated Payor and the Affiliated Payor's employees or dependents under which the Affiliated Payor agrees to arrange for the provision of health care services, including MHSA Services, to such employees or dependents.

      "BUSINESS VALUER" means an investment banking firm of internationally recognized standing jointly selected by PHC and APS, provided that if PHC and APS are unable to agree on the Business Valuer, then each of PHC and APS shall designate such an investment banking firm and the Business Valuer shall be an investment banking firm of internationally recognized standing jointly selected by the investment banking firms so designated by each of PHC and APS.

      "CAPITATED BENEFICIARY ADJUSTMENT" shall have the meaning set forth in the Stock Purchase Agreement.

      "CAPITATED MEMBER" means a Member with respect to whom PBHC has assumed financial responsibility for MHSA Services in accordance with the terms of this Agreement. Capitated Members include Members in non-governmental Enrolling Units as well as Medicare Members, Medicaid Members, and Members in other government sponsored Enrolling Units.

      "CAPITATION PAYMENT" means the amount that each HMO Subsidiary shall pay to PBHC per month for all Capitated Members of that HMO Subsidiary. The Capitation Payment for an HMO Subsidiary for any month shall be equal to the applicable Capitation Rate multiplied by the number of Capitated Members enrolled during that month under Benefit Contracts issued by that HMO Subsidiary.

      "CAPITATION RATE" means the amount an HMO Subsidiary shall pay to PBHC for each Capitated Member per month, as specified in ATTACHMENTS B1-11 or the appropriate Product Identification Form, as the case may be. As specified on the appropriate ATTACHMENT B or PIF, the Capitation Rate shall vary depending on the design of the applicable benefit plan (e.g., point-of-service option, level of Deductible and Copayment).

      "CHANGE OF CONTROL TRANSACTION" shall have the meaning ascribed to such term in the Stock Purchase Agreement.

      "COINSURANCE" means the percentage amount a Member is required to pay for certain MHSA Services in accordance with the Member's Benefit Contract.

      "COMPLETED CLAIM" means a claim for payment for Covered Services submitted by an MHSA Provider, a non-MHSA Provider when authorized by PBHC, or a Member (in the case of Out-of-Network Services) which is complete and accurate in all respects and raises no issue with respect to responsibility for payment of the claim.

      "COPAYMENT" means a fixed dollar payment made by a Member at the time MHSA Services are rendered through an MHSA Provider in accordance with the terms of the Member's Benefit Contract.

      "COVERED PRODUCTS" means (i) Products involving MHSA Services covered by a Benefit Contract on the Effective Date, (ii) Products involving MHSA Services (other than those referred to in clause (i)) within the "commercial line of business" of any HMO Subsidiary, such as traditional HMO and POS Plans (other than those POS Plans constituting a New Line of Business), from time to time offered after the Effective Date by any HMO Subsidiary, (iii) Products involving MHSA Services which constitute a New Line of Business and which are incorporated into this Agreement pursuant to SECTION 10.1.3 and (iv) modifications to any of the Products referred to in clause (i), (ii) or (iii) incorporated into this Agreement pursuant to SECTION 3.4.

      "COVERED SERVICES" means those Medically Necessary health care services, covered by the Member's Benefit Contract. PBHC acknowledges that Covered Services are subject to amendment when the underlying Benefit Contracts are amended, provided that any such amendments shall be subject to compliance with
SECTION 3.4 and SECTION 14.3.

      "DEDUCTIBLE" means the annual amount of charges for Covered Services, as provided in the Member's Benefit Contract, which such Member is required to pay in advance of any coverage for Covered Services.

      "EMERGENCY" shall have the meaning ascribed to such term in the applicable Benefit Contract or as otherwise required under applicable Law.

      "ENROLLING UNIT" means the employer or other group to whom an HMO Subsidiary issued a Benefit Contract that covers Capitated Members.

      "ERISA" means the Employee Retirement Income Security Act of 1974 and all rules and regulations promulgated thereunder, each as amended or supplemented.

      "HMO SUBSIDIARY" means any Original HMO Subsidiary and any licensed health maintenance organization that hereafter becomes a PHC Acquired Person and which becomes a party to this Agreement pursuant to SECTION 10.5.2.

      "IN-NETWORK MHSA SERVICES" means the MHSA Services that (i) are provided to a Member in the Service Area by an MHSA Provider or by a non-MHSA Provider upon referral authorized by PBHC in the event the MHSA Services are not available from an MHSA Provider or (ii) are performed in an Emergency and for which PBHC is financially liable pursuant to SECTION 4.5.4.

      "MEDICAID MEMBER" means a Member under a state Medicaid program that has contracted with an HMO Subsidiary to administer Covered Services under such Medicaid program.

      "MEDICAL DIRECTOR" means the physician Licensed to practice medicine who is appointed by PBHC, PHC, or an HMO Subsidiary, as the case may be, to coordinate and monitor quality assurance and utilization management responsibilities.

      "MEDICALLY NECESSARY" shall have the meaning ascribed to such term in the applicable Benefit Contract or as otherwise required under applicable law.

      "MEDICARE MEMBER" means a Member under the federal Medicare Program, that has contracted with an HMO Subsidiary to administer Covered Services under such Medicaid program.

      "MEMBER" means an individual or any of his/her eligible dependents who is enrolled under a Benefit, Contract. A Member may be a Capitated Member, an ASO Member, a Medicaid Member or a Medicare Member.

      "MHSA PROVIDER" means a credentialed behavioral health care professional or facility that has a Participation Agreement with PBHC in effect.

      "MHSA SERVICES" means the Medically Necessary mental health and substance abuse services and supplies that (i) are Covered Services under a Member's Benefit Contract, (ii) are offered as part of Covered Products and (iii) are not listed in ATTACHMENT C.

      "NETWORK DEVELOPMENT AND MANAGEMENT" means a process of entering into or obtaining access to agreements with MHSA Providers to provide services to individuals, and continuing or terminating such agreements or access to such agreements. Network Development and Management shall also include, among other things, provider credentialing and training, quality management, risk management, and oversight of services provided by MHSA Providers.

      "NEW LINE OF BUSINESS" means new Products from time to time offered after the Effective Date by any HMO Subsidiary (including any Operating Unit thereof), including, without limitation, Governmental Programs (other than those constituting Covered Products pursuant to clause (i) of the definition thereof) and Products offered to individual participants

(other than COBRA or conversion policies), but excluding Products within the commercial line of business of any such HMO Subsidiary.

      "OPERATING UNIT" means a division or unit of an HMO Subsidiary, which provides or arranges for Covered Services in a defined Service Area. For example, PHC of Florida, Inc., a licensed health maintenance organization, has five separately identified Operating Units as identified on ATTACHMENT A, that provide or arrange for the provision of Covered Services to Members in separate Service Areas.

      "ORIGINAL HMO SUBSIDIARY" and "ORIGINAL HMO SUBSIDIARIES" each shall have the meaning ascribed to such terms in the preamble; provided that following any Change of Control Transaction with respect to any Original HMO Subsidiary, such Original HMO Subsidiary shall cease to be an Original HMO Subsidiary for any purpose; provided further that, unless this Agreement is terminated as to such HMO Subsidiary pursuant to Section 15.2.6(b) in connection with such Change of Control Transaction, such Original HMO Subsidiary shall continue to be an HMO Subsidiary for all purposes.

      "OUT-OF-AREA MHSA SERVICES" means MHSA Services that are (a) provided to a Member outside the Service Area of the HMO Subsidiary under which such Member is covered, and (b) (i) provided in connection with an Emergency or other urgent circumstance where access to an MHSA Provider is not reasonably possible or (ii) are pre-approved by PBHC pursuant to SECTION 4.5.4.

      "OUT-OF-NETWORK MHSA SERVICES" means MHSA Services that are (a) provided to a Members who is covered under a Point-of-Service Plan, (b) Covered Services under such Point-of-Service Plan, and (c) provided by a mental health and/or substance abuse provider who is not an MHSA Provider (other than where a non-MHSA Provider is specifically authorized by PBHC to provide Covered Services as In-Network MHSA Services to such Member).

      "PARTICIPATING PROVIDER" means a health care professional or facility that has a written agreement in effect with an HMO Subsidiary to provide health care services to Members.

      "PARTICIPATION AGREEMENT" means an agreement between PBHC and each MHSA Provider pursuant to which such MHSA Provider has agreed to provide MHSA Services to Members.

      "PERFORMANCE STANDARDS" means the standards for performance of MHSA Services and UM Services set forth in ATTACHMENTS D-L AND D-2. The Performance Standards consist of "Goal Standards" as specified on ATTACHMENT D-1 and "Termination Standards" as specified on ATTACHMENT D-2.

      "PHC ACQUIRED PERSON" means any health maintenance organization, operating unit of' a health maintenance organization or a "book of business" consisting of groups of members receiving mental health care coverage under benefit contracts, in any case hereafter acquired by PHC or any direct or indirect subsidiary of PHC, including any HMO Subsidiary.

      "POINT-OF-SERVICE PLAN" or "POS PLAN" means a Product that allows its Members to self-refer to MHSA Providers or non-MHSA Providers without the necessity of a referral from PBHC.

      "PRE-EFFECTIVE DATE IBNR" means amounts payable to or on behalf of Members under any Benefit Contract for MHSA Services provided prior to the Effective Date.

      "PRODUCT" means any contract, arrangement, governmental program, or other Benefit Contract from time to time offered by an HMO Subsidiary to provide Covered Services to Members, as such contract, arrangement, governmental program, or other Benefit Contract may be amended from time to time subject to
SECTION 3.4 and SECTION 14.3.

      "PRODUCT IDENTIFICATION FORM" or "PIF" means a schedule that has been signed by PHC or the applicable HMO Subsidiary and PBHC and that identities for each Product the applicable MHSA Services; and, for new and modified Products, pursuant to SECTION 3.4, the applicable Capitation Rate.

      "SERVICE AREA" means, as to an HMO Subsidiary, the geographic area for that HMO Subsidiary that has been approved by the appropriate state licensing agency and/or Department of Insurance for the purpose of marketing its Products.

      "UTILIZATION MANAGEMENT SERVICES" or "UM SERVICES" means a system of reviewing a Member's MHSA Services to facilitate the continuity, cost effectiveness and appropriateness of care, including clinical triage, referral, prior authorization, concurrent review and discharge planning. UM Services shall be performed in a manner consistent with applicable Utilization Management standards adopted by the HMO Subsidiary in which the Member is enrolled.


2. COVERED PERSON ELIGIBILITY FOR MHSA SERVICES AND COMPLIANCE WITH UNDERWRITING GUIDELINES

      2.1. ELIGIBILITY OF MEMBERS.

           2.1.1. VERIFICATION OF ELIGIBILITY. Each HMO Subsidiary shall provide PBHC with eligibility information regarding Members by either: (a) direct computer linkage or dial-in access or (b) a computer tape or other mutually acceptable electronic media provided (i) at least monthly showing information regarding eligibility as to all Members and (ii) at least weekly showing additions or deletions to such monthly reports. The eligibility information shall be prepared and provided to PBHC at the applicable HMO Subsidiary's expense. PBHC shall treat the information received under this Section as confidential and shall not distribute or furnish such information to any other person or entity, except as necessary, pursuant to PHC's standard practices to provide the services PBHC is required to provide under this Agreement.

            2.1.2. IDENTIFICATION CARDS. In the event that an HMO Subsidiary or other Affiliated Payor issues or arranges for the issuance of identification cards, the applicable HMO Subsidiary or Affiliated Payor shall use commercially reasonable efforts to ensure that the identification card states the toll-free telephone number established by PBHC in accordance with SECTION 4.4.

            2.1.3. RETROACTIVE ADJUSTMENTS OF ELIGIBILITY. PBHC acknowledges that there will be retroactive adjustments to the eligibility of individuals as Members and that the HMO Subsidiaries are not able to control such adjustments. Notwithstanding the above, the parties agree that PBHC shall not be financially liable for any claims for mental health and/or substance abuse services related to such retroactive adjustments of greater than 90 days unless a longer period is mandated by applicable state or federal law or the terms of the applicable Benefit Contract. The maximum period for retroactive eligibility adjustments with respect to MHSA Services shall be no longer than the retroactive enrollment period for medical/surgical Covered Services, unless otherwise required by law, If a retroactive deletion of greater than 90 days is permitted hereunder and made with respect to any Member, PBHC shall reimburse the applicable HMO Subsidiary for any Capitation Payments received by it with respect to periods prior to such 90 days.

      2.2.  COMPLIANCE WITH UNDERWRITING GUIDELINES.

            PHC or the applicable HMO Subsidiary, as the case may be, shall notify PBHC of any material deviation from the HMO Subsidiary's underwriting guidelines as applied to any Enrolling Unit's mental health and substance abuse services. Any such deviation shall be subject to SECTION 3.4 and SECTION 14.3.

3.    IDENTIFICATION OF MHSA SERVICES AND COMMUNICATION

      3.1.  MHSA SERVICES UNDER BENEFIT CONTRACTS.

            The applicable Benefit Contract is the exclusive agreement between the applicable HMO Subsidiary or other Affiliated Payor and Members regarding the benefits, exclusions and other conditions for coverage for MHSA Services. This Agreement is not intended nor shall it be deemed or construed to modify the contractual obligations of any HMO Subsidiary or other Affiliated Payor to a Member as established by an HMO Subsidiary's or the Affiliated Payor's Benefit Contract.

      3.2 IDENTIFICATION OF MENTAL HEALTH AND/OR SUBSTANCE ABUSE SERVICES UNDER BENEFIT CONTRACTS.

            3.2.1 Subject to SECTION 3.4 with respect to modifications of existing Benefit Contracts, PBHC shall be responsible for administering MHSA Services to Members in accordance with their respective Benefit Contracts. An HMO Subsidiary or an Affiliated Payor may elect to provide coverage for mental health and/or substance abuse services that are not MHSA Services, as defined In this Agreement, in which case the HMO Subsidiary or other Affiliated Payor shall be financially responsible for such services pursuant to SECTION 3.3. Any disputes as to coverage shall be resolved as provided in SECTION 6.4 OR 6.5, as applicable.

            3.2.2. PHC or an HMO Subsidiary may request PBHC's advice regarding the mental health and substance abuse services which PBHC believes should be covered or excluded under the Benefit Contracts and as to how the MHSA Services and exclusion to Covered Services should be described, but the final determination regarding the identification and description of the MHSA Services shall be solely that of the applicable HMO Subsidiary. PBHC shall have the right to review (but not to approve) any new description or revision of the description of MHSA Services in the Benefit Contracts.

      3.3.  SERVICES UNDER THIS AGREEMENT.

            3.3.1. This Agreement is the exclusive agreement between PHC, each HMO Subsidiary and PBHC regarding the rights, responsibilities, and other conditions for the provision and payment of MHSA Services, ASO Services, and/or UM Services.

            3.3.2. In the event an HMO Subsidiary or an Affiliated Payor, pursuant to SECTION 3.2, elects to offer coverage for mental health and/or substance abuse services that are not MHSA Services, for whatever reason, including an HMO Subsidiary's or an Affiliated Payor's decision to provide extra-contractual benefits, the HMO Subsidiary or the Affiliated Payor shall be financially responsible for the cost of providing or arranging for such mental health and/or substance abuse services. PBHC may provide or arrange for the requested services and the HMO Subsidiary or Affiliated Payor shall pay PBHC according to a mutually agreed upon fee schedule for services provided by MHSA Providers or non-MHSA Providers for such services arranged for by PBHC.

      3.4.  MODIFICATIONS TO COVERED PRODUCTS.

            Each HMO Subsidiary shall notify PBHC in writing as soon as practicable but in no event later than 30 days prior to the effectiveness of any modification to an existing Covered Product or the effectiveness of a new Covered Product. In the event an HMO Subsidiary or an Affiliated Payor modifies the terms of any of its Covered Products or develops a new Covered Product, where such modification or new Covered Product is deemed by an HMO Subsidiary, an Affiliated Payor or PBHC to be a material change to the obligations of PBHC under this Agreement or the pricing assumptions used in establishing the Capitation Rate (a "Material Change"), the provision of or arrangement for MHSA Services and/or UM Services related to such modification may be included under this Agreement in accordance with SECTION 14.3. Following successful negotiation in accordance with SECTION 14.3, the applicable HMO Subsidiary shall prepare a PIF and it shall be signed by an authorized representative of the HMO Subsidiary and PBHC as soon as reasonably possible. Upon signature and delivery of the PIF, the new or modified Covered Product shall be incorporated into this Agreement without further compliance with SECTION 17.1. In the event an HMO Subsidiary or an Affiliated Payor modifies the terms of any of its Covered Products or develops a new Covered Product, where such modification or new Covered Product is not deemed to result in a Material Change as aforesaid, the provision of or arrangement for MHSA Services and/or UM Services related thereto shall be included under this Agreement without any further action of the parties hereto.

      3.5.  PROVIDER AND MEMBER COMMUNICATIONS.

            3.5.1 MEMBERS. PBHC, with cooperation from PHC and the HMO Subsidiaries, shall develop the content of materials regarding PBHC and MHSA Services to be periodically sent to Members.

            (a) PHC and/or the applicable HMO Subsidiary shall be responsible for printing and distributing such materials, at their own expense, to Members if (i) PHC requested PBHC to prepare such material or (ii) such material will be incorporated in general Member materials the HMO Subsidiary will distribute to Members.

            (b) PBHC shall be responsible for printing and distributing such materials, at PBHC's expense, to Members if PBHC requests or initiates the Member communication separately from ordinary Member communications by the HMO Subsidiaries and the materials relate only to MHSA Services. Such materials shall be subject to the applicable HMO Subsidiary's approval (not to be unreasonably withheld or delayed). Such materials, once developed, may be used by the HMO Subsidiaries to communicate to Members, unless PBHC requests that they cease being used.

            3.5.2. PARTICIPATING PROVIDERS. The HMO Subsidiaries shall develop materials regarding PBHC and MHSA Services to be periodically sent to Participating Providers, which materials are subject to PBHC's approval (not to be unreasonably withheld or delayed). Such materials, once developed, may be used by the HMO Subsidiaries to communicate to Participating Providers and Members, unless PBHC requests that they cease to be used. The respective HMO Subsidiaries shall be responsible for producing and distributing, at their own expense, such materials to Participating Providers and Members.

            3.5.3. MHSA PROVIDERS. PBHC shall develop materials regarding MHSA Services to be periodically sent to MHSA Providers, including, without limitation, materials designed to provide Network Development and Management and to support Member education and service, which materials are subject to PHC's approval. PBHC shall be responsible for producing and distributing such materials to MHSA Providers at PBHC's expense.

      3.6.  PARTICIPATING PROVIDER COMPLIANCE.

      In an effort to support PBHC's efforts under this Agreement, each HMO Subsidiary shall use their respective commercially reasonable efforts to cause Participating Providers to cooperate with PBHC with respect to PBHC's roles and responsibilities pursuant to this Agreement.

4.    PBHC SERVICES

      4.1.  TRANSITION OF MHSA SERVICES COMMENCED PRIOR TO EFFECTIVE DATE.

            4.1.1. TRANSITION GENERALLY. PBHC, PHC, and the HMO Subsidiaries agree to work together in good faith to ensure a smooth and effective transition from the Prior Agreement to this Agreement.

            4.1.2. OUTPATIENT SERVICES. Capitated Members who have commenced a treatment plan with or through PBHC prior to the Effective Date, shall be authorized by PBHC to continue the treatment plan with the same provider for a specific number of sessions (not to exceed five sessions) in order to complete the treatment or to move the provision of services to a MHSA Provider. PBHC shall be financially responsible for MHSA Services provided to such capitated Members on or after the Effective Date. PHC shall arrange for PBHC to receive a list of such Capitated Members (to the extent known to PHC) on or before the Effective Date.

            4.1.3. INPATIENT SERVICES. PBHC shall be financially responsible for providing, arranging for the provision of, or paying for mental health and/or substance abuse services that a Member receives on a continuing inpatient basis that commences on or after the Effective Date of this Agreement. PBHC shall not be financially responsible for providing, arranging for the provision of, or paying for mental health and/or substance abuse services that a Member is receiving on a continuing inpatient basis on the Effective Date of this Agreement. The applicable HMO Subsidiary or PHC, as the case may be, shall retain financial responsibility for such cases until discharge to routine outpatient care, following which PBHC shall be financially responsible for such services in accordance with this Agreement. PBHC shall provide UM Services and other ASO Services with respect to such inpatient care in accordance with the terms and conditions of the applicable Member's Benefit Contract.

            4.1.4. OUT-OF-NETWORK MHSA SERVICES. HMO Subsidiaries or PHC, as the case may be, shall retain financial responsibility for Out-of-Network MHSA Services provided to Capitated Members prior to the Initial Reset Date. PHC or the applicable HMO Subsidiary shall fund any claims for Out-of-Network MHSA Services incurred prior to the Initial Reset Date in the manner described in
SECTION 6.1.3 and ATTACHMENT F for funding claims payments under ASO Contract. After the Initial Reset Date, financial responsibility for Out-of-Network MHSA Services (including Louisiana Out-of-Network Services if a mutually agreeable adjustment to the applicable Capitation Rate is made with respect to such services) shall be borne by PBHC.

            4.1.5. ADMINISTRATION OF PRE-EFFECTIVE DATE IBNR. Under the terms of the Stock Purchase Agreement, PHC has retained financial responsibility for payment of Pre-Effective Date IBNR claims, PHC may elect to administer the Pre-Effective Date IBNR internally. However, in the event that PHC decides not to administer thc Pre-Effective IBNR, PHC will obtain at least two bids from third party administrators for the administration of Pre-Effective Date IBNR claims. PHC shall offer PBHC an opportunity to perform such claims administration for a fee equal to the lower of the two bids (taking into account any set-up fees or similar charges included in the bid) PBHC shall then have 10 days to accept such offer in writing, failing which PBHC may accept either of such two bids and, in such case, shall have no further obligation hereunder to PBHC with respect thereto.

      4.2.  NETWORK DEVELOPMENT AND MANAGEMENT.

            4.2.1. MHSA PROVIDER NETWORK. PBHC shall contract with MHSA Providers to provide MHSA Services to Members. PBHC shall arrange for MHSA Providers as may be necessary to achieve the geographic access to MHSA Services required by SECTION 4.3. PBHC shall use commercially reasonable efforts to align its network of MHSA Providers with the networks of medical/surgical providers established by the HMO Subsidiaries. An HMO Subsidiary may recommend to PBHC that certain providers become MHSA Providers. In no case shall this provision be construed to obligate PBHC to contract with or make use of any particular health care facility or professional, or, other than as specified in the next sentence, restrict or prevent PBHC from doing so. The appropriate HMO Subsidiary shall have the right to approve new MHSA Providers and to prohibit a MHSA Provider from providing MHSA Services to Members. PBHC makes no representations or guarantees regarding the continued availability of any MHSA Provider. Upon request by an HMO Subsidiary, PBHC shall provide the HMO Subsidiary with a copy of PBHC's then current generic provider agreements.

            4.2.2. PROVIDER CREDENTIALING. Each of the HMO Subsidiaries hereby delegates to PBHC and PBHC hereby assumes responsibility for credentialing MHSA Providers in accordance with credentialing protocols PBHC shall develop and to which all professional MHSA Providers shall be subject. PBHC's credentialing protocols shall be approved by PHC and the HMO Subsidiaries and shall comply with the applicable requirements of the National Committee for Quality Assurance ("NCQA") or other Accrediting Bodies.

            4.2.3. SUBCAPITATION ARRANGEMENTS. PBHC acknowledges that the HMO Subsidiaries may from time to time enter into subcapitation arrangements covering health care services, including mental health and substance abuse services, with provider sponsored networks (`Subcapitation Arrangements"). In the event an HMO Subsidiary seeks to enter into a Subcapitation Arrangement, the HMO Subsidiary shall notify PBHC at least 90 days prior to the proposed effective date of such arrangement and shall use commercially reasonable efforts to offer, on terms reasonably acceptable to the applicable HMO Subsidiary and provider sponsored networks, PBHC an opportunity to provide or administer the mental health/substance abuse component under such arrangement. PBHC may accept or reject any such offer in its sole discretion. If PBHC is not engaged to provide or administer the behavioral health component under any such Subcapitation Arrangement, the applicable HMO Subsidiary may nevertheless enter into such Subcapitation Arrangement and terminate this Agreement with respect to the Capitated Members covered thereunder.

      4.3.  GEOGRAPHIC ACCESS.

            4.3.1. NETWORK CONFIGURATION. PBHC shall configure its network of MHSA Providers as required by applicable law. Upon request by an HMO Subsidiary, PBHC shall provide each HMO Subsidiary with current directories of MHSA Providers in that HMO Subsidiary's Service Area. In the event an HMO Subsidiary reasonably determines that there are not sufficient MHSA Providers to provide MHSA Services to Members, an HMO Subsidiary shall notify PBHC of the alleged deficiency and within 30 days, the HMO Subsidiary and PBHC shall meet to assess the alleged deficiency, and if appropriate, develop a mutually satisfactory plan of correction.

            4.3.2. SERVICE AREA MODIFICATION. HMO Subsidiary shall notify PBHC in writing as soon as practicable but in no event later than 30 days prior to any modification to its Service Area. In the event of any expansion to the Service Area, PBHC shall arrange, as required under this Agreement, for MHSA Providers in proportion to reasonably anticipated enrollment in such expanded Service Area within 90 days of receiving notice of such Service Area expansion, at which time the definition of Service Area in this Agreement shall include such expansion without further compliance with SECTION 17.1.

      4.4.  PBHC TRIAGE OF CARE.

            A 24-hour toll-free telephone line shall be available for Members. During regular business hours, services provided through such phone line shall include referral of Members for required MHSA Services, and responding to Member inquiries and questions regarding MHSA Services. Outside of regular business hours, services provided through such phone line shall include crisis intervention and referrals for Emergency MHSA Services. The services of an appropriately qualified behavioral health care professional shall be available through such telephone line.

      4.5.  PROVISION OF MHSA SERVICES AND UM SERVICES.

            4.5.1. GENERALLY. PBHC shall provide or arrange for the provision of MHSA Services and UM Services to Members pursuant to this Agreement beginning on the Effective Date.

            4.5.2. REVIEW OF MEDIAL NECESSITY. PBHC shall develop and apply standards of Medical Necessity, appropriateness and efficiency which reflect patterns of care found in established managed behavioral health care environments and that are consistent with the applicable Benefit Contract. PBHC shall involve an appropriately licensed behavioral health care professional whenever rendering a recommendation that mental health and/or substance abuse services that have been requested or for which payment has been requested are not Medically Necessary consistent with the applicable Benefit Contract. In the event of a dispute regarding whether requested services are Medically Necessary, such dispute shall be resolved pursuant to SECTION 6.4, OR 6.5, as applicable.

            4.5.3. UM SERVICES GENERALLY. Each of the HMO Subsidiaries hereby delegates to PBHC and PBHC hereby assumes responsibility for UM Services. PBHC shall conduct such UM Services in accordance with protocols PBHC develops, which protocols shall be approved by PHC and the HMO Subsidiaries. PBHC's protocols for the provision of UM Services shall also comply with the applicable requirements of NCQA or other Accrediting Bodies.

            4.5.4. AUTHORIZATION OF MHSA SERVICES. PBHC shall have the right to determine, consistent with the applicable Benefit Contract, the level and extent of MHSA Services which are appropriate for the treatment of Members, including whether MHSA Services shall be rendered on an inpatient or an outpatient basis. PBHC shall have the right to require Members to receive In-Network MHSA Services from MHSA Providers when such care can be provided consistent with the standards of practice set forth in this SECTION 4.5, the applicable Benefit Contract and the Performance Standards set forth in SECTION 4.8 and ATTACHMENT D. Except in the case of MHSA Services rendered in an Emergency, or as otherwise required under this Agreement or as agreed to by PBHC in writing, PBHC shall not in any way be financially or otherwise responsible for providing, arranging or paying for any mental health and/or substance abuse services PBHC has not authorized (unless such lack of authorization resulted from an MHSA Provider not adhering to the referral and authorization requirements of PBHC), provided, however, that in the event of an Emergency PBHC shall not be liable for any continued MHSA Services unless PBHC is notified within the period specified in the applicable Benefit Contract after the Emergency MHSA Services were commenced and PBHC authorizes continued MHSA Services.

            4.5.5. EFFECT OF UM SERVICES. PBHC shall use reasonable efforts to advise MHSA Providers that its utilization management is a recommendation of Medical Necessity only and not a confirmation of eligibility and/or benefit coverage.

      4.6.  AVAILABILITY OF IN-NETWORK MHSA SERVICES.

            PBHC shall use commercially reasonable efforts to comply with the following standards in arranging for the provision of In-Network MHSA Services:

                  a. Emergency In-Network MHSA Services shall be made available to a Member immediately in the applicable Service Area.

                  b. Urgent In-Network MHSA Services shall be made available to a Member in the applicable Service Area within 24 hours of the time the MHSA Services are requested.

                  c. Non-Emergency and non-urgent In-Network MHSA Services shall be made available in the applicable Service Area to a Member within 5 working days of the time the MHSA Services are requested.

                  d. PBHC shall use commercially reasonable efforts to make
            Out-of-Area MHSA Services available to Members outside their home Service Area but within another Service Area where PBHC has contracted with MHSA Providers.

            PBHC shall be deemed to be in compliance with the requirements of this SECTION 4.6 if an appointment at two geographically appropriate MHSA Providers is offered as available to a Member within the time period specified, notwithstanding the Member's preference or availability for other appointment times.

      4.7.  MIXED SERVICES.

            When a Member has a condition or illness that requires MHSA Services and other Covered Services, PBHC shall be responsible for arranging and paying for only the MHSA Covered Services and for coordinating referrals and authorizations for non-MHSA Services with the applicable HMO Subsidiary. The HMO Subsidiaries, the Affiliated Payor or the Member, as the case may be, shall be responsible for payment of any non-MHSA Covered Services. In determining whether certain services shall be considered MHSA Services or non-MHSA Covered Services, PBHC and the applicable HMO Subsidiary shall refer to ATTACHMENT E.

      4.8.  PERFORMANCE STANDARDS.

            4.8.1. GENERALLY. PBHC shall use commercially reasonable efforts to meet or exceed the Performance Standards set forth in ATTACHMENTS D-1 AND D-2 hereto with respect to each HMO Subsidiary and Operating Unit. The Performance Standards are not applicable to any administration of Pre-Effective Date IBNR pursuant to SECTION 4.1.5. As specified in ATTACHMENTS D-L AND D-2, the Performance Standards are divided into Goal Standards, the attainment of which represents optimal performance and Termination Standards, which reflect the level of performance which will provide a basis for termination of this Agreement.

            4.8.2. REVIEW OF PERFORMANCE STANDARDS. The Performance Standards are intended to reflect prevailing performance standards and other criteria by which clients measure performance of the managed behavioral health care component of the health maintenance organization industry. Accordingly, the parties shall review the Performance Standards periodically after January 1, 2001 and if appropriate, modify them to reflect prevailing industry standards. If the parties are unable to agree on such modifications, they will submit the dispute to arbitration pursuant to SECTION 14.1.

            4.8.3. PERFORMANCE STANDARD REPORTING. PBHC shall deliver the reports listed below to PHC and each of the HMO Subsidiaries showing PBHC's actual performance during the applicable period compared with the Performance Standards. PBHC shall prepare separate reports for each HMO Subsidiary and Operating Unit showing actual performance for that HMO Subsidiary or Operating Unit with respect to Performance Standards that can reasonably be measured separately.

                  (a) MONTHLY REPORTS. The monthly reports shall show actual performance compared to those Performance Standards that are designated on ATTACHMENTS D-1 AND D-2 as being measured on a monthly basis. The monthly reports shall be delivered within 25 days after the end of the month (unless a shorter time period is required by an Enrolling Unit) to which they relate with the first report for the month of September, 1997 being due on October 25, 1998. Monthly reports for the last month of a quarter shall be incorporated in the quarterly report for such quarter and shall be due on the due date for such reports;

                  (b) QUARTERLY REPORTS. The quarterly reports shall show actual performance compared to those Performance Standards that are designated on ATTACHMENTS D-1 AND D-2 as being measured on a quarterly basis as well as monthly Performance Standards for the last month of the quarter. The quarterly reports shall be delivered within 30 days after the end of the quarter to which they relate with the first report for the quarter ended September, 1997 being due on October 30, 1998. The report for the second and fourth quarters of each year shall include data with respect to Performance Standards, if any, designated as being measured on a semi-annual basis.

                  (c) ANNUAL REPORTS. The annual reports shall show actual
            performance compared to those Performance Standards that are designated on ATTACHMENTS D-1

            AND D-2 as being measured on an annual basis. The annual reports shall be delivered within 45 days after the end of the year to which they relate with the first report for the year 1997 being due on February 14, 1998.

            4.8.4. PLAN OF CORRECTION. If a report shows that PBHC has failed to perform at or above the applicable Performance Standard for any HMO Subsidiary or Operating Unit, PBHC may, by written notice, request that PBHC prepare a plan to correct such non-attainment as rapidly as practicable but In no event later than the end of the "Deficiency Response Time" designated on ATTACHMENT D-1 OR D-2, as applicable.

            4.8.5. RATE REDUCTION FOR SUB-STANDARD PERFORMANCE.

                  (a) If any report delivered after April 30, 1998 pursuant to
            SECTION 4.8.3 shows that PBHC has failed, with respect to a particular HMO Subsidiary or Operating Unit, to perform at or above the applicable Goal Standard in categories having an aggregate point value of 25 points or more as set forth in ATTACHMENT D-3 (the "Rate Reduction Threshold"), and PBHC has failed or fails to correct such failures within the applicable Deficiency Response Times set forth in ATTACHMENT D-1, then the Capitation Rates for such HMO Subsidiary or Operating Unit shall, commencing with the month following the month in which such report is delivered, be reduced by an amount equal to the greater of (i) $.05 per Member per month and (ii) $3,000. If PBHC's performance continues below the Rate Reduction Threshold for more than four consecutive months, the rate reduction for such HMO Subsidiary or Operating Unit, as the case may be, shall be further increased by an amount equal to the greater of (i) $.05 per Member per month and (ii) $3,000 (so that at the end of such four consecutive months such rate reduction would be equal to the greater of (i) $.10 per Member per month and (ii) $6,000) and such rate reduction thereafter shall be further increased by an amount equal to the greater of $.05 per Member per mouth and $3,000 every four months thereafter that such performance remains below the Rate Reduction Threshold. Any such reductions shall remain in effect until PBHC delivers a report pursuant to SECTION 4.8.3 showing performance above the Rate Reduction Threshold.

                  (b) Notwithstanding anything to the contrary set forth in this
            SECTION 4.8, (i) if at any time the Capitation Rates payable by HMO Subsidiaries having Capitated Members representing 25 % or more of the Capitated Members of all HMO Subsidiaries have been reduced pursuant to SECTION 4.8.5(A) for a period of more than six consecutive months, then the Capitation Rates payable by all other HMO Subsidiaries under this Agreement shall be reduced pursuant to
            SECTION 4.8.5(A) as if PBHC had been performing below the Rate Reduction Threshold with respect to such other HMO Subsidiaries and
            (ii) if at any time PBHC, with respect to any HMO Subsidiary or Operating Unit, fails to perform at or above any Performance Standard that is designated on ATTACHMENT D-1 OR D-2 as being measured on a quarterly or annual basis, PBHC shall be deemed, for purposes of all reports delivered thereafter pursuant to Section 4.8.3, to be performing below such Performance Standard until the earliest of (x) delivery of a report pursuant to Section 4.8.3 showing performance above such Performance Standard; (y) with respect to any Performance Standard designated on ATTACHMENT D-1 OR D-2 as being measured on a quarterly basis (other than those relating to the delivery of reports, including as to the timing, form or substance thereof), delivery of a report showing performance above such Performance Standard, which report relates to a period of three consecutive calendar months and
            (z) with respect to any Performance Standard that relates to the delivery of a report, delivery of such report and delivery of the corresponding report for the next succeeding period in compliance with such Performance Standard.

      4.8.6. PERFORMANCE DEFAULT CAUSED BY MIS. During the first 12 months of the term of this Agreement, any failure by PBHC to perform at or above the applicable Performance Standard that is directly the result of a malfunction or other performance limitation (a "MIS MALFUNCTION") of PBHC's management information system (the "MIS") which malfunction or performance limitation is inherent in the MIS as of the date hereof and is not the result of capacity limitations caused by the addition of customers or members after the date hereof or material system changes made after the date hereof, shall not be considered a breach of such Performance Standard; provided, that PBHC promptly (i) notifies PHC in writing that such a failure has occurred that is directly the result of a MIS Malfunction and (ii) develops and implements a plan of correction for the MIS that is reasonably acceptable to PHC and that will bring about correction of the MIS Malfunction within a period of time reasonably acceptable to PHC. Subject to SECTION 15.3, any disagreement between PHC and PBHC as to whether a failure by PBHC to perform at or above the applicable Performance Standard is directly the result of a MIS Malfunction shall be submitted to arbitration in accordance with SECTION 14.1.

5.    QUALITY MANAGEMENT AND REPORTING REQUIREMENTS AND MHSA LIAISON COMMITTEE

      5.1.  QUALITY MANAGEMENT AND OTHER PROGRAMS.

            PBHC shall establish and maintain its own quality management program and shall cooperate with any such reasonable and similar programs established or required by an HMO Subsidiary or the applicable Benefit Contract with respect to MHSA Services and/or UM Services. Each of the HMO Subsidiaries hereby delegates to PBHC and PBHC hereby assumes quality improvement activities, including, but not limited to: (i) monitoring and evaluating clinical issues related to MHSA Services provided by MHSA Providers; (ii) developing practice guidelines for use by MHSA Providers; (iii) establishing availability and access standards for MHSA Providers; and (iv) monitoring and evaluating the availability and access standards for MHSA Services provided by MHSA Providers. PBHC's quality management program shall comply with the applicable requirements of NCQA or other Accrediting Bodies.

      5.2.  REPORTING REQUIREMENTS.

            PBHC shall provide to each HMO Subsidiary the reports identified below regarding the MHSA Services authorized by PBHC pursuant to this Agreement. PBHC shall provide such reports to an HMO Subsidiary in a format mutually agreed upon by the parties, no later than 30 days after the end of each mouth or calendar quarter, as appropriate, in the case of monthly or quarterly reports and no later than 45 days after the end of each year in the case of annual reports (unless, in any such case, a shorter period of time is otherwise required by an Enrolling Unit).

            5.2.1. STANDARD PERIODIC REPORTING. PBHC shall provide to each HMO Subsidiary standard monthly, quarterly, and annual cumulative reports.

            5.2.2. NCQA REPORTING. PBHC shall provide to each HMO Subsidiary PBHC's standard reports to comply with the applicable requirements of the NCQA or other Accrediting Bodies, as more specifically addressed in SECTION 12.4.

            5.2.3. HEDIS REPORTING. PBHC shall provide to each HMO Subsidiary HEDIS reports as required by applicable law or as an HMO Subsidiary may reasonably request. PBHC shall maintain records as necessary to support such HEDIS reports and shall make such records available to the HMO Subsidiaries for audit.

            5.2.4. CHANCES IN REPORTING REQUIREMENTS. PBHC shall use commercially reasonable efforts during the term of this Agreement to provide PHC and the HMO Subsidiaries with reports that conform with industry standards. The parties recognize that if industry standards with respect to reporting (including NCQA reporting standards or the standards of other Accrediting Bodies) increase substantially above current levels, such increase will constitute a significant change of circumstance as contemplated in SECTION 14.2.

            5.2.5. SPECIALIZED REPORTING. Upon agreement of the parties and for an additional fee, PBHC shall provide, within a time period mutually agreed to by the parties, specialized reporting of data regarding MHSA Services provided or authorized by PBHC. The fee for specialized reporting shall be mutually agreed upon (not to exceed $75 per hour of PBHC staff time) plus out-of-pocket expenses, subject to adjustment for inflation pursuant to SECTION 9.2.

      5.3.  MHSA LIAISON COMMITTEE.

            Each HMO Subsidiary and Operating Unit, as applicable, and PBHC shall establish Liaison Committees comprised of two persons; one person designated by PBHC and one person designated by thc HMO Subsidiary or Operating Unit, as applicable. The MHSA Liaison Committees shall meet no less frequently than once every six months. Specifically, but not by way of limitation, the MHSA Liaison Committees shall:

            (a)   Review complaints by Members, Participating Providers
      and/or MHSA                   Providers;

            (b)   Review cases selected by PBHC or an HMO Subsidiary;

            (c)   Discuss operational issues that arise under this Agreement;
       and

            (d)   Review PBHC's performance with respect to complying with
                  SECTION 12.4.

            In the event of a dispute among the members of the Liaison Committee, such dispute shall be resolved pursuant to the dispute resolution procedures in SECTION 6.5.

6.    CLAIM ADMINISTRATION, BENEFIT ADMINISTRATION AND COVERAGE DISPUTES

      6.1.  CLAIM ADMINISTRATION.

            6.1.1. GENERALLY. PBHC shall process and pay claims for MHSA Services, PBHC shall arrange for MHSA Providers to submit claims for MHSA Services to PBHC Claims shall be paid in accordance with the terms and conditions of the Benefit Contract and this Agreement and, with respect to MHSA Providers, the agreements with the MHSA Providers.

            6.1.2. CAPITATED CLAIMS. PBHC shall be financially responsible for and shall pay from its own funds, claims for MHSA Services provided to Capitated Members, subject to applicable Coinsurance, Copayments, and Deductibles.

            6.1.3. ASO CLAIMS. PBHC shall not be financially responsible for Pre-Effective Date IBNR claims or claims for MHSA Services provided to ASO Members or other Members under arrangements where PBHC is not financially at risk for utilization of MHSA Services. PHC or the applicable HMO Subsidiary or Affiliated Payor shall be financially responsible for and shall fund payment of such claims, and PBHC shall process payment for such claims, in accordance with the funding procedures set forth on ATTACHMENT F hereto.

            6.1.4. IBNR RESERVE. No later than September 25, 1998, PBHC shall establish an escrow account (the "IBNR RESERVE") with a commercial bank having capital and remained earnings of at least $250,000,000 or another financial institution reasonably acceptable to PHC to be maintained as security for PBHC's obligations under this Agreement to pay claims for MHSA Services, including any subrogation claims of PHC or any HMO Subsidiary arising from its payment of any such claim for MHSA Services on behalf of PBHC. The IBNR Reserve shall be established pursuant to an Escrow Agreement in form and substance reasonably acceptable to PHC and PBHC. Commencing on October 1, 1998 and continuing on the first day of every month thereafter until the funds on deposit in the IBNR Reserve aggregate at least $2,000,000, PBHC shall deposit into the IBNR Reserve the following amounts: $22,000 on the first day of each mouth during the period October 1, 1999 through September 30. 1999, $44,000 on the first day of each month during the period October 1, 1998 through September 30, 2000 and $50,000 on the first day of each month thereafter; provided, however, that PBHC shall have no further obligation to deposit amounts into the IBNR Reserve, and the contents of the IBNR Reserve shall be delivered to PBHC, at such time as PBHC demonstrates to PHC's reasonable satisfaction that APS has a consolidated net worth (determined in accordance with GAAP based upon the then most recently prepared consolidated financial statements of APS) of at least $2,500,000; provided further, that if at any time thereafter the consolidated net worth of APS (as so determined) falls below $2,500,000, APS shall again be obligated to maintain the IBNR Reserve as provided in this SECTION 6.1.4. Any failure by PBHC (i) to establish the IBNR Reserve on or before September 25, 1998 or (ii) to deposit into the IBNR Reserve any amount required to be deposited pursuant hereto shall be deemed to be a material breach by PBHC of a material term of this Agreement and shall entitle PHC or any HMO Subsidiary to terminate this Agreement in accordance with SECTION 15.2.1.

      6.2.  BENEFIT ADMINISTRATION.

            PBHC shall make initial determinations whether services and/or supplies requested by or on behalf of a Member or for which a Member has requested reimbursement are MHSA Services covered by a Member's Benefit Contract. If a determination is made that the requested services and/or supplies are not MHSA Services, the Member shall be advised of the determination regarding the lack of coverage and the Member's rights under the Benefit Contract to appeal a denial of coverage as required by the Benefit Contract and applicable law, including ERISA.

      6.3.  MEMBER SERVICES.

            Each HMO Subsidiary hereby delegates to PBHC and PBHC hereby assumes the following enrollee MHSA Services activities; (i) responding to Member inquiries and complaints; (ii) administration of Member surveys; and (iii) managing first level grievance procedures (collectively, "MEMBER SERVICES"). PBHC shall develop protocols for Member Services, which protocols shall be approved by PHC and the HMO Subsidiaries. PBHC shall ensure that the Member Services protocols comply with the applicable provisions of the NCQA or other Accrediting Bodies.

      6.4.  COVERAGE DISPUTES WITH MEMBERS.

            6.4.1. PBHC'S INTERNAL APPEAL PROCESS. In the event of a dispute with a Member or provider regarding coverage of MHSA Services, PBHC shall attempt to resolve the coverage dispute in a timely manner (subject to the requirements of applicable law and the applicable Benefit Contract). If PBHC is not able to resolve the coverage dispute, PBHC shall refer the Member to the applicable HMO Subsidiary's or Affiliated Payor's grievance process.

            6.4.2. HMO SUBSIDIARY'S OR AFFILIATED PAYOR'S GRIEVANCE PROCESS. PBHC shall maintain a complaint register as required by applicable law and shall provide the applicable HMO Subsidiary in a timely manner with a copy of any grievance or complaint it receives related to MHSA Services. PBHC shall cooperate with an HMO Subsidiary's or Affiliated Payor's grievance process as provided in the Member's Benefit Contract. The result of the grievance process shall be binding on PBHC, unless PBHC disagrees in good faith with such result, in which case, the HMO Subsidiary or Affiliated Payor may authorize coverage and assume financial responsibility for the provision of the services and/or supplies in dispute, and the parties shall proceed with the dispute resolution procedure pursuant to SECTION 6.5.

            6.4.3. ARBITRATION OR LITIGATION. PBHC shall timely notify the applicable HMO Subsidiary of any coverage disputes with Members involving mental health and substance abuse services that result in actual or threatened arbitration or litigation against PBHC and/or the HMO Subsidiary or the Affiliated Payor ("DISPUTE"). The applicable parties shall fully cooperate with the other parties in resolving the Dispute. An HMO Subsidiary shall, or shall advise the Affiliated Payor to, cooperate with PBHC in the defense of the Dispute, unless the HMO Subsidiary, or the Affiliated Payor and/or PBHC elects to settle the Dispute, provided that no Dispute may be settled by PBHC without the written consent of the applicable HMO Subsidiary or Affiliated Payor, unless the applicable HMO Subsidiary or Affiliated Payor, as the case may be, are not liable under such settlement and are released unconditionally from all liability with respect to such Dispute. In the event an HMO Subsidiary or the Affiliated Payor and PBHC, as the case may be, agree regarding the terms and conditions of a settlement of the Dispute, the parties shall perform their respective obligations under the terms of the settlement. in the event an HMO Subsidiary or the Affiliated Payor at any time elects to scale the Dispute and PBHC does not agree with the terms of the settlement, the HMO Subsidiary or the Affiliated Payor shall pay for the provision of the services and/or supplies in dispute, and the parties shall proceed with the dispute resolution procedure described in
SECTION 6.5. Each party shall indemnify the other(s) in accordance with SECTION 11.2.

      6.5. COVERAGE DISPUTE BETWEEN PBHC, AN HMO SUBSIDIARY OR AN AFFILIATED PAYOR REGARDING MEMBERS.

            In the event of a dispute between PBHC and an HMO Subsidiary or an Affiliated Payor regarding whether particular services and/or supplies for a Member are MHSA Services for which PBHC had or will have financial responsibility or if an HMO Subsidiary or the Affiliated Payor enters into a settlement agreement with a Member as a result of an actual or threatened grievance arbitration or litigation and PBHC and the HMO Subsidiary or Affiliated Payor do not agree on financial liability for such services ("COVERAGE DISPUTE"), the respective parties shall comply with the following Coverage Dispute Resolution Procedure.

            (a) The Coverage Dispute shall be submitted to the respective HMO Subsidiary's Medical Director and PBHC's Medical Director for review;

            (b) The Medical Directors shall issue their determination in a timely manner in accordance with law and the applicable Benefit Contract. In the event there continues to be a Coverage Dispute after review by the Medical Directors, the parties shall submit the Coverage Dispute to the MHSA Liaison Committee described in SECTION 5.3 for consideration at the next or at a special meeting of the MHSA Liaison Committee;

            (c) The MHSA Liaison Committee shall review the Coverage Dispute. In the event the parties' representatives on the Liaison Committee agree on a resolution of the Coverage Dispute, such resolution shall be binding on the parties. Otherwise the Coverage Dispute shall be referred to binding arbitration pursuant to SECTION 14.1. Alternatively, the parties may elect to, or where required by state law, shall refer the Coverage Dispute to an outside panel of community representatives selected by mutual agreement and subject to instructions and procedures mutually agreed to by the parties in advance.

7.    ADMINISTRATIVE SERVICES ONLY

      7.1.  ASO BUSINESS GENERALLY.

            PBHC shall provide ASO Services to the HMO Subsidiaries with respect to Covered Products, Enrolling Units and Members with respect to which PBHC is engaged to provide ASO Services. The ASO Fees payable to PBHC for existing ASO Services shall be set forth in the appropriate ATTACHMENT B and the applicable HMO Subsidiary shall pay such ASO Fees in accordance with SECTION 9 below. To the extent that any HMO Subsidiary desires to engage PBHC after the date hereof to provide ASO Services for such HMO Subsidiary or any Affiliated Payor (other than those ASO Services constituting a New Line of Business), the ASO Fees payable with respect thereto shall be negotiated by the parties in a manner consistent with that provided in SECTION 3.4 hereto with respect to modifications to Covered Products.

      7.2.  ASO SERVICES.

            Unless otherwise specifically agreed to in writing between PBHC and an HMO Subsidiary, the ASO Services to be provided by PBHC shall include, but not be limited to, the following:

            (a) Network Development and Management including provider credentialing and monitoring as described in SECTION 4.2;

            (b)   Telephone support for Members as described in SECTION 4.4;

            (c)   Utilization Management Services as described in SECTION 4.5;

            (d)   Quality management as described in SECTION 5.1;

            (e)   Reporting as described in SECTION 5.2;

            (f)   Claim and benefit administration as described in SECTIONS
                  6.1 AND 6.2; and

            (g)   Member services as described in SECTION 6.3.

            Additional ASO Services or combinations of ASO Services may be provided as mutually agreed to in writing by PBHC and the applicable HMO Subsidiary.

      7.3.  LIABILITY FOR CLAIM DECISIONS AND PAYMENT.

            PBHC shall not be responsible or liable for any claims decisions or for any payments of any claims submitted by Participating Providers, MHSA Providers, or other providers with respect to Covered Services provided to ASO Members.

8.    GOVERNMENT PRODUCTS

      8.1.  GOVERNMENT PRODUCTS GENERALLY.

            Subject to the provisions of SECTION 10.1.3., PBHC may provide MHSA Services, UM Services, and/or ASO Services to PHC and the HMO Subsidiaries in connection with Products sponsored by governmental agencies or programs such as the federal Medicare program, state Medicaid programs, or state or federal employee programs (collectively "Governmental Programs"). The Capitation Rates, ASO Fees or other fees to be paid to PBHC for services provided in connection with Governmental Programs existing on the date hereof or included in this Agreement in accordance with SECTION 10.1.3 shall be set forth in the appropriate ATTACHMENT B and/or ATTACHMENT G, which attachments shall be amended with respect to Government Programs included in this Agreement pursuant to
SECTION 10.1.3.

      8.2.  SPECIAL TERMS RELATING TO GOVERNMENTAL PROGRAMS.

            In the event that, pursuant to SECTION 10.1.3, the parties agree on special terms with respect to MHSA Services to be provided in connection with one or more Governmental Programs, or if special terms are required by such program, the parties will develop an addendum to this Agreement containing such terms and attach it hereto as part of ATTACHMENT G hereto. The special terms relating to MHSA Services in connection with the Delaware Medicaid program (known as DelawareCare) are attached hereto as ATTACHMENT G-1 and the special terms relating to MHSA Services in connection with the PHC of Florida, Inc. Jacksonville's contact with the U.S. HealthCare Financing Administration are attached hereto as ATTACHMENT G-2.

9.    PAYMENT

      9.1.  PAYMENTS.

            9.1.1. CAPITATION PAYMENT; INITIAL RATE RESET. Each HMO Subsidiary shall pay PBHC the applicable monthly Capitation Payment and other payments pursuant to ATTACHMENTS B1-11, as amended from time to time in accordance with this Agreement, and the applicable PIF. The Capitation Rates in effect from the date hereof through December 31, 1997 as reflected in ATTACHMENTS B1-11 shall be, in the aggregate, no greater than the Capitation Rates under the Prior Agreement. Effective on January 1, 1998 (the "INITIAL RATE RESET"), the Capitation Rates shall be adjusted to the rates specified on ATTACHMENTS B1-11 less a reduction of $.06 per Member per month (the "$.06 PMPM RATE REDUCTION"). The Capitation Payment with respect to each month shall be based on the then current information available to the HMO Subsidiary regarding the number of Members for that month. This payment shall be reconciled for retroactive adjustments of eligibility for previous months, subject to SECTION 2.1.3. Such retroactive adjustments shall be made monthly.

            9.1.2. COPAYMENT EXPENSES. Neither PHC nor any HMO Subsidiary shall have any liability if PBHC incurs any expense due to a Member exceeding his or her out-of-pocket

Copayment maximum, even if PBHC is required to reimburse an MHSA Provider for such amounts pursuant to the terms of that MHSA Provider's Participation Agreement.

            9.1.3. PAYMENT OF ASO FEES. Each HMO Subsidiary shall pay PBHC the applicable ASO Fee per ASO Member, if any, pursuant to ATTACHMENTS B1-11, as amended from time to time in accordance with this Agreement, and the applicable PIF. Such payments shall be made each month and shall be based on the then current information available to the HMO Subsidiary regarding the number of ASO Members for that month.

            9.1.4. TIMING OF PAYMENTS. The HMO Subsidiaries shall pay PBHC the Capitation Payments and ASO Fees no later than the 15th of the month for which such payment is due; provided that the payments due with respect to the last 5 days of September, 1998 are being made by wire transfer simultaneously with the execution and delivery of this Agreement. Payments may be made directly by an HMO Subsidiary or by PHC on behalf of any or all of the HMO Subsidiaries.

            9.1.5. LATE PAYMENT PENALTIES. In the event any payment due hereunder is more than five days past due, PBHC may deliver a late notice to the HMO Subsidiary responsible for such payment. In the event an aggregate past due amount of $100,000 or more remains unpaid five days after such late notice, the applicable HMO Subsidiary(ies) shall pay PBHC interest on such past due amount from the due date through the date of payment at a rate equal to the prime rate of a major money center bank in the City of New York reasonably selected by PBHC on the date such money first became due, as reported by the Wall Street Journal, plus 2%.

            9.1.6. PHC GUARANTEE. PHC hereby guarantees the prompt payment of all amounts due hereunder from the HMO Subsidiaries to PBHC, provided that, with respect to each HMO Subsidiary, such guarantee shall cease immediately (without any action by any party hereto) and shall no longer be effective as to any amounts thereafter payable under this Agreement upon the occurrence of a Change of Control Transaction with respect to such HMO Subsidiary.

            9.1.7. SEVERAL PAYMENTS. The payment and other obligations of each HMO Subsidiary hereunder shall be several and not joint, and each HMO Subsidiary shall be liable solely for its own obligations hereunder.

      9.2.  ANNUAL ADJUSTMENTS FOR INFLATION.

            Commencing on January 1, 1999 and on each January 1 thereafter during the initial term of this Agreement (except for years subject to adjustment pursuant to SECTION 9.3), the Capitation Rate shall increase or decrease by the annual average percentage change in the U.S. Department of Labor, Bureau of Labor Statistics Consumer Price Index, All Urban Consumers for the United States City Average ("CPI-U INDEX"). The annual average percentage change shall be calculated two months prior to the anniversary of the Effective Date by (1) adding the CPI-U Index for each of 12 previous months, beginning with the most recently published Consumer Price index report, and dividing this number by 12 ("2ND YEAR AVERAGE

INDEX"); (2) determining the annual average CPI-U Index for the year preceding the year identified in clause (1) above using the same 12 month period ("1ST YEAR AVERAGE INDEX"); and (3) calculating the percentage change of the 2nd Year Average Index over the 1st Year Avenge Index ("PERCENTAGE CHANGE"). The increase or decrease in Capitation Rates shall equal the amount of the Capitation Rates multiplied by the Percentage Change, rounded to the nearest cent.

      9.3.  ADJUSTMENTS AT FIRST AND SECOND RATE RESETS.

            The Capitation Rates shall be subject to adjustment as of January 1, 2001 (the "FIRST RATE RESET") and January 1, 2004 (the "SECOND RATE Reset") (in either case, a "RESET DATE") in the event that either party believes that the Capitation Rates no longer reflect prevailing rates in the managed behavioral health market. Such adjustments shall be made in accordance with the following process:

            (a) If PBHC or PHC believes that changes in the market have caused the Capitation Rates no longer to reflect prevailing market rates, then as early as practicable, but in no event later than 120 days prior to each Reset Date, PBHC or PHC shall propose Capitation Rates to take effect on the Reset Date. The proposed rates shall reflect prevailing market rates for comparable Benefit Contracts and comparable demographic characteristics. Such proposed rates shall then be reduced by the $.06 PMPM Rate Reduction and presented to PBHC or PHC, on behalf of the HMO Subsidiaries, as applicable.

            (b) Within 60 days of receiving such proposed rates, PBHC or PHC, on behalf of the HMO Subsidiaries and other Affiliated Payors, as applicable, shall notify the other party as to which of the proposed Capitation Rates are acceptable and which, if any, are not. PBHC or PHC may also propose changes to existing Capitation Rates for which the other party had not proposed changes under paragraph (a) above. The proposed Capitation Rates that are mutually acceptable shall go into effect on the applicable Reset Date. Any proposed rates that are not accepted shall be resolved through the market comparison process described below.

            (c) Within 10 days of PBHC or PHC, as applicable, receiving notice from the other party that any proposed Capitation Rate is not acceptable, the parties shall engage Milliman & Robertson (or another mutually acceptable actuary) ("M&R") to develop an estimate of prevailing behavioral health care capitation rates in the applicable market(s) for medium managed plans, which rates reflect the cost of care only and not the administrative and profit components ("M&R MEDIUM RATE").

            (d) No later than 30 days after receiving such estimate from M&R, PBHC shall deliver to PHC a calculation of a "RESET RATE COMPARABLE" for each HMO Subsidiary (other than those where proposed reset rates were agreed to or no change was proposed) derived by (i) adjusting the M&R Medium Rate to reflect the applicable Benefit Contract design(s) and applicable demographic factors, (ii) adding to such adjusted rate industry norm administrative and profit components, and (iii) further adjusting such rate by subtracting the $.06 PMPM Rare Reduction.

            (e) PHC, along with the HMO Subsidiaries shall review the Reset Rate Comparables prepared by PBHC and notify PBHC within 30 days of receipt as to whether the Reset Rate Comparables are acceptable or not. If PHC objects to the Reset Rate Comparables and cannot resolve such objection through negotiations with PBHC prior to the applicable Reset Date, then the determination of the Reset Rate Comparable shall be submitted to arbitration in accordance with SECTION 14.1 and the current Capitation Rates shall remain in effect until such determination can be finally resolved and new rates determined as contemplated herein.

            (f) Upon determination of definitive Reset Rate Comparables (for HMO Subsidiaries where a proposed reset rate has not previously been agreed
      to), PBHC, working in conjunction with PHC, shall compare the applicable Reset Rate Comparable to the applicable current Capitation Rate as set forth in ATTACHMENTS B1-11. Any Capitation Rate that is less than 5% higher or lower than the applicable Reset Rate Comparable shall be left unchanged. Any Capitation Rate that is 5% or more higher or lower than the applicable Reset Rate Comparable shall be adjusted retroactive to the Reset Date to equal the Reset Rate Comparable.

            (g) The cost of engaging M&R as contemplated herein shall be evenly divided between PHC and PBHC.

      9.4.  FINANCIAL LIABILITY FOR MHSA SERVICES.

            PBHC acknowledges that it is financially liable for MHSA Services provided to Capitated Members and any other Members for which it is financially responsible under this Agreement. However, if any HMO Subsidiary shall fail to pay PBHC any monthly Capitation Payment required pursuant to SECTION 9.1.1. by the last day of any month, upon five (5) days prior written notice given to PHC and such HMO Subsidiary, PBHC shall cease to have any financial responsibility for any MHSA Services provided to Capitated Members of such HMO Subsidiary thereafter, until all such Capitation Payments for which any such notice has been given and all other Capitation Payments then due hereunder from such HMO Subsidiary shall have been paid to PBHC, it being understood that in no event may PBHC withhold any services prior to the effective date of any termination of this Agreement. In the event an Affiliated Payor does not pay an HMO Subsidiary amounts due under the terms of its agreement with the HMO Subsidiary, the HMO Subsidiary shall nevertheless remain liable to PBHC pursuant to the terms of this Agreement.

      9.5.  PAYMENT IN FULL.

            PBHC shall accept and shall require MHSA Providers to accept as payment in full for MHSA Services provided to Members such amounts as are paid pursuant to the agreements with the MHSA Providers. MHSA Providers may collect from the Member Copayments, Deductibles or charges for services not covered as provided under the Member's Benefit Contract.

      9.6.  MEMBER PROTECTION PROVISION.

            9.6.1. This Section applies when any applicable Benefit Contract, statute or regulation requires that the Member be held harmless from any and all costs which are the legal obligation of an HMO Subsidiary or the Affiliated Payor.

            9.6.2. In no event, including, but not limited to, non-payment for MHSA Services provided to Members; insolvency of an HMO Subsidiary, the Affiliated Payor or, in the case of MHSA Providers, PBHC; or breath by an HMO Subsidiary of any term or condition of this Agreement or breach by PBHC of any term or condition of the agreement with the MHSA Provider, shall PBHC or the MHSA Provider bill, charge, collect a deposit from, seek compensation, remuneration or reimbursement from, or have any recourse against any Member or persons acting on behalf of the Member for MESA Services eligible for coverage or reimbursement under this Agreement and the applicable Benefit Contract.

            9.6.3. The provisions of this Section shall: (a) apply to all MHSA Services provided while this Agreement is in force; (b) with respect to MHSA Services provided while this Agreement is in force, survive the termination of this Agreement regardless of the cause of termination; (c) be construed to be for the benefit of the Members; and (d) supersede any oral or written agreement, existing or subsequently entered into, between an HMO Subsidiary and a Member or person acting on a Member's behalf, that requires the Member to pay for such MHSA Services.

      9.7.  COORDINATION OF BENEFITS AND SUBROGATION FOR CAPITATED MEMBERS.

            Each HMO Subsidiary shall not seek coordination of benefits or subrogation for MHSA Services provided to Capitated Members. PBHC shall seek coordination of benefits or subrogation for MHSA Services provided to Members and PBHC shall (i) retain all amounts PBHC recovers for MHSA Services provided to Capitated Member through the coordination of benefits or subrogation and (ii) promptly pay over to the applicable HMO Subsidiary all amounts PBHC recovers for MHSA Services provided to Members other than Capitated Members through the coordination of benefits or subrogation. When a Member has a condition or illness that requires MHSA Services and non-MHSA Services, PBHC, each HMO Subsidiary and PHC shall cooperate with each other in subrogation and coordination of benefits actions.

      9.8.  CAPITATION RATES FOR LARGE ACCOUNTS.

            Notwithstanding the Capitation Rates set forth in ATTACHMENTS B1-11 or anything to the contrary contained in this Agreement, new accounts that are contracted by or proposed to be contracted by an HMO Subsidiary after the Effective Date and that have 1,000 or more employees (not including dependents) shall, at the option of the HMO Subsidiary, either be included in this Agreement at the Capitation Rates set forth on the applicable ATTACHMENT B or be treated as if such accounts were a PHC Acquired Person under SECTION 10.5.2.

      9.9.  ACTUARIAL SUPPORT FOR CAPITATION RATES.

            PBHC shall provide actuarial support for the Capitation Rates as reasonably requested by PHC or the HMO Subsidiaries in connection with regulatory filings, pricing of proposals, or other business needs.

10.   EXCLUSIVITY, NON-COMPETITION

      10.1. EXCLUSIVE ENGAGEMENT.

            10.1.1 EXCLUSIVITY. Except as provided in SECTION 10.1.2, PHC and each HMO Subsidiary hereby engage PBHC during the term of this Agreement as their exclusive provider of the managed behavioral health care services contemplated in this Agreement with respect to the Covered Products. Except as otherwise provided herein, none of PHC or the HMO Subsidiaries, shall engage or otherwise contract with any party other than PBHC to perform any such services during the term of this Agreement.

            10.1.2 EXCEPTIONS TO EXCLUSIVITY AND NON-COMPETITION. The exclusivity requirements in this SECTION 10.1 and the non-competition provisions in SECTION 10.2 shall not apply to the following:

                  (a) The performance by the HMO Subsidiaries of their obligations under existing third party service agreements that have been disclosed to APS in writing prior to the Effective Date.

                  (b) Any mental health and substance abuse service agreements to which any PHC Acquired Person is a party as of the time of becoming a PHC Acquired Person.

                  (c) (i) Subject to PHC's compliance with clause (ii) below, any Competing Services (as defined in SECTION 10.2) provided directly or indirectly by a PHC Acquired Person as long as such Competing Services are provided primarily through or for the benefit of such PHC Acquired Person or its affiliates as part of their managed care products and not as stand-alone carve out behavioral health care products offered independently.

                       (ii) (A) If a PHC Acquired Person, as of the time of becoming a PHC Acquired Person, provides any Competing Services (other than those permitted under clause (i) above), PHC shall, and shall cause its subsidiaries to, comply with the provisions of this clause (ii).

                              (B) PHC and APS shall negotiate in good faith and in a commercially reasonable manner the amount in cash (the "CASH PURCHASE PRICE") a willing third party purchaser that is similarly situated to APS would pay for the business segment of such PHC Acquired Person that provides the Competing Services (the "Competing Business Segment"). If, after 30 days of such negotiations, PHC and APS are unable to agree upon a Cash Purchase Price for the Competing Business Segment, PHC and APS shall engage a Business Valuer to determine in a commercially reasonable manner the Cash Purchase Price in respect of such Competing Business Segment. The Business Valuer shall deliver its determination of the Cash Purchase Price for the Competing Business Segment to PHC and APS in writing no later than 60 days following its appointment as Business Valuer. The costs and expenses associated with such Business Valuer shall be borne equally between PHC and APS.

                              (C)   Once the Cash Purchase Price for the
      Competing Business Segment has been established pursuant to clause (B) above, PHC, within 10 days following such date, shall deliver a written notice (the "COMPETING BUSINESS SEGMENT NOTICE") to APS offering to sell the Competing Business Segment to APS for the Cash Purchase Price and on other customary terms and conditions. For a period of 30 days following receipt of the Competing Business Segment Notice, APS shall have the exclusive and nontransferable right to purchase, or to cause any wholly-owned direct or indirect subsidiary to purchase, the Competing Business Segment from PHC on the terms and conditions specified in the Competing Business Segment Notice. If APS elects to purchase (directly or indirectly) the Competing Business Segment on such terms and conditions, it shall so notify PHC in writing within such 30-day period, and APS and PHC shall exercise commercially reasonable efforts to consummate such purchase as soon as practicable thereafter. If APS declines to elect to purchase the Competing Business Segment within such 30-day period, PHC, or the subsidiary of PHC which acquired the PHC Acquired Person, may retain its interest in and operate the Competing Business Segment without any further obligation to APS or any other person hereunder with respect thereto.

            (d)   A Subcapitation Arrangement permitted under SECTION 4.2.3.
                                                              -------------

            (e) The provision of or arranging for the provisional managed health care services by or for an HMO Subsidiary or Operating Unit in respect of a New Line of Business if such services are not incorporated into this Agreement.

            (f) The provision of or arranging for the provision of managed health care services by or for a PHC Acquired Person that does not become a party to this Agreement.

            10.1.3 NEW LINE OF BUSINESS. PBHC recognizes that when an HMO Subsidiary offers a New Line of Business, price and quality of the MHSA Services to be provided in connection therewith must be competitive. Accordingly, in the event that any HMO Subsidiary chooses during the term of this Agreement to offer a New Line of Business to its customers, including in the event such HMO Subsidiary responds to Requests for Proposals ("RFP") for new Governmental Programs, such HMO Subsidiary shall offer PBHC the first opportunity to provide such MHSA Services. PBHC shall have 10 business days (or, in the case of an RFP, such shorter period of time as the applicable HMO Subsidiary shall prescribe to allow it to timely respond to such RFP) of receiving notice and the relevant information regarding the New Line of Business to make a proposal as to the terms on which it will provide such MHSA Services. If such proposal is reasonably acceptable to the applicable HMO Subsidiary, the Products which comprise such New Line of Business shall become Covered Products hereunder and PBHC shall provide such MHSA Services in accordance with the terms of such proposal; provided that if the proposal is made in connection with an HMO Subsidiary's response to an RFP, such proposal shall be incorporated into such response. If PBHC's proposal with respect to such MHSA Services is not reasonably acceptable to such HMO Subsidiary, the HMO Subsidiary may solicit proposals from other national managed behavioral health companies to provide such services, provided that such proposals must be at a level of service quality comparable to PBHC's proposal. Before accepting any such proposal from a third party managed behavioral health company, the HMO Subsidiary shall offer PBHC an opportunity to match such proposal. If PBHC notifies the HMO Subsidiary in writing within 5 business days of receiving notice and relevant information as to such proposal (or within such earlier deadline as required to allow such HMO Subsidiary to timely respond to an RFP) that PBHC will match the proposal,
(a) the Products which comprise such New Line of Business shall become Covered Products hereunder and PBHC shall provide such MHSA Services in accordance with the terms of such proposal (provided that if the proposal is made in connection with an HMO Subsidiary's response to an RFP, such proposal shall be incorporated into such response) and (b) notwithstanding anything to the contrary contained in SECTION 16.3.1, PHC shall not be entitled to any Commission based on such New Company Business. If PBHC does not so match the proposal, (i) the HMO Subsidiary may accept such proposal from such third party managed behavioral health company and (ii) neither PHC nor the applicable HMO Subsidiary shall have any further obligation to PBHC under this Agreement with respect to such New Line of Business.

      10.2. NON-COMPETITION.

            Except as provided in SECTION 10.1.2, without PBHC's prior written consent, PHC and each HMO Subsidiary agree that neither they nor their respective subsidiaries shall, directly or indirectly (whether in conjunction with a third party or otherwise), during the term of this Agreement provide any managed behavioral health care services within the Service Area in a manner that competes directly with the managed behavioral health care and administrative services PBHC offers or performs, including, without limitation, the managed health care services provided under this Agreement ("COMPETING SERVICES").

      10.3. NO SOLICITATION OR PBHC EMPLOYEES.

            During the term of this Agreement and for a period of one year following the termination of this Agreement, none of the HMO Subsidiaries or PHC shall, without the prior consent of PBHC, directly or indirectly, solicit, employ or engage any employee of PBHC. The foregoing obligations shall not apply to employees who are terminated or given notice thereof by PBHC or who terminate their employment for cause.

      10.4. NO SOLICITATION OF PHC OR HMO SUBSIDIARY EMPLOYEES.

            During the term of this Agreement and for a period of one year following the termination of this Agreement, neither APS or PBHC shall, without the prior consent of PHC or an HMO Subsidiary, as applicable, directly or indirectly solicit, employ or engage any employee of PHC or an HMO Subsidiary. The foregoing obligations shall not apply to employees of PHC or any HMO Subsidiary who are terminated or given notice thereof by PHC or such HMO Subsidiary or who terminate their employment for cause.

      10.5. HMO SUBSIDIARIES.

            10.5.1. ORIGINAL HMO SUBSIDIARIES. The Original HMO Subsidiaries shall be bound by this Agreement as of the Effective Date and this Agreement shall be binding upon any successor of an HMO Subsidiary in a Change of control Transaction unless terminated pursuant to SECTION 15.2.6(B).

            10.5.2. PHC ACQUIRED PERSONS. If PHC or any direct or indirect subsidiary thereof, including any HMO Subsidiary, acquires any PHC Acquired Person during the term of this Agreement (i) the acquiror or such PHC Acquired Person may honor such PHC Acquired Person's existing managed behavioral health contracts for the duration of the terms thereof and (ii) upon consummation of the acquisition or, if such PHC Acquired Person has such an existing contract, upon termination thereof, the acquiror shall offer PBHC the first opportunity to provide MHSA Services in respect of such PHC Acquired Person. PBHC shall have 10 business days of receiving notice and the relevant information regarding the PHC Acquired Business to make a proposal as to the terms on which it will provide such MHSA Services. If such proposal is reasonably acceptable to the acquiror, such acquiror shall (if not already a party hereto) become a party to this Agreement, and PBHC shall provide such MHSA Services with respect to such PHC Acquired Person in accordance with the terms of such proposal. If PBHC's proposal with respect to such MHSA Services is not reasonably acceptable to such acquiror, such acquiror may solicit and accept proposals from other national managed behavioral health companies to provide such services, provided that such proposal must be at a level of service quality comparable to PBHC's proposal. Before accepting any such proposal from a third party managed behavioral health company, such acquiror shall offer PBHC an opportunity to match such proposal. If PBHC notifies such acquiror in writing within 5 business days of receiving notice and relevant information as to such proposal that PBHC will match the proposal, (a) such acquiror shall (if not already a party hereto) become a party to this Agreement, and PBHC shall provide such MHSA Services with respect to such PHC Acquired Person in accordance with the terms of such proposal and (b) notwithstanding anything to the contrary contained in SECTION 16.3.1, PHC shall not be entitled to any Commission based the New Company Business consisting of such MHSA Services. If PBHC does not so match the proposal, (i) the acquiror may accept such proposal from such third party managed behavioral health company and
(ii) neither PHC nor such acquiror shall have any further obligation to PBHC under this Agreement with respect to such PHC Acquired Business.

      10.6. OPERATION OF BUSINESS.

            Nothing contained in this Agreement shall be deemed to (1) require any HMO Subsidiary to enter into any Benefit Contract with any Enrolling Unit or to renew any such Benefit Contract, (ii) preclude any HMO Subsidiary from terminating any such Benefit Contract, (iii) require any HMO Subsidiary to maintain any minimum amount of Members at any time, (iv) prevent any HMO Subsidiary from ceasing at any time to operate as a licensed health maintenance organization or (v) otherwise impose any limitations or restrictions in respect of the manner in which any HMO Subsidiary operates its business.

11.   INSURANCE AND INDEMNIFICATION

      11.1. INSURANCE.

            11.1.1 PBHC. PBHC shall procure and maintain, at its own sole expense, professional and general liability insurance and other insurance as may be necessary to protect itself and its employees, agents, or representatives against any claims, liabilities, damages or judgments that arise out of services provided by or to be provided by itself or its employees, agents or representatives in the discharge of its or their responsibilities under this Agreement. PBHC shall provide proof of such insurance to PHC and an HMO Subsidiary upon request and shall notify PHC and the HMO Subsidiaries if such insurance coverage is terminated. PBHC's agreements with MHSA Providers shall require MHSA Providers to procure and maintain, at their sole expense, professional and general liability insurance.

            11.1.2 HMO SUBSIDIARIES. Each HMO Subsidiary shall procure and maintain, at its own expense, professional and general liability insurance and other insurance as may be necessary to protect itself and its employees, agents, or representatives (other than PBHC) against any claims, liabilities, damages or judgments that arise out of services provided by or to be provided by itself or its employees, agents or representatives (other than PBHC) in the discharge of its of their responsibilities under this Agreement. Each HMO Subsidiary shall provide proof of such insurance to PBHC upon request and shall notify PBHC if such insurance coverage is terminated.

      11.2. INDEMNIFICATION.

            11.2.1 BY PBHC. PBHC shall defend, hold harmless and indemnify each HMO Subsidiary and PHC and their respective affiliates, officers, directors, employees, agents. successors and assigns from actual and direct claims, liabilities, damages or judgments asserted against, imposed upon or incurred by any such indemnified person that arise out of PBHC's gross negligence, intentional wrongdoing, or breach, in the discharge of PBHC's responsibilities to a Member or PBHC's responsibilities under this Agreement. The indemnification granted under this Section expressly includes indemnification with respect to expense costs, legal fees, defense costs, court costs and amounts paid in settlement or in satisfaction of any judgment or award.

            11.2.2 BY PHC AND THE HMO SUBSIDIARIES. Each HMO Subsidiary and PHC agree to defend, hold harmless, and indemnify PBHC and its affiliates, officers, directors, employees, agents, successors and assigns from actual and direct claims, liabilities, damages or judgments asserted against, imposed upon or incurred by any such indemnified person that arise out of an HMO Subsidiary's or PHC's gross negligence, intentional wrongdoing, or breach, in the discharge of an HMO Subsidiary's or PHC's responsibilities to a Member or an HMO Subsidiary's or PHC's responsibilities under this Agreement. The indemnification granted under this Section expressly includes indemnification with respect to expense costs, legal fees, defense costs, court costs and amounts paid in settlement or in satisfaction of any judgment or award.

12.   REGULATORY COMPLIANCE, FILING REQUIREMENTS AND NCQA REQUIREMENTS

      12.1. REGULATORY COMPLIANCE.

            Each HMO Subsidiary and Affiliated Payors shall be solely responsible for ensuring that their activities are in compliance with all applicable federal, state or local laws and regulations. PBHC shall be solely responsible for ensuring that the services it provides or arranges under this Agreement comply with any such applicable laws and regulations. The parties shall reasonably cooperate with the other in their respective efforts to achieve and/or maintain regulatory compliance. PBHC shall have and maintain during the term of this Agreement all licenses, permits or certificates required under applicable federal or state law or regulations for the operation of its business.

      12.2. ERISA COMPLIANCE.

            In the event any Benefit Contract is subject to ERISA, PBHC shall not be identified as or understood to be the "Plan Administrator" or a "Named Fiduciary" of the plan, as those terms are used in ERISA. PBHC has no responsibility for the preparation or distribution of the "Plan Document" or "Summary Plan Descriptions", as those terms are used in ERISA, or for the Provision of any notices or for the filing of any reports or information required to be filed in regard to the Benefit Contract.

      12.3. REGULATORY FILINGS.

            Each HMO Subsidiary shall be responsible for filing this Agreement with federal, state and local agencies to the extent it is required to do so by any applicable law or regulation. PBHC shall file this Agreement with any federal, state or local agencies to the extent it is required to do so by any applicable law or regulation. In the event any federal, state or local agency requires a change to this Agreement which PBHC or an HMO Subsidiary reasonably anticipates would affect the risk assumed by PBHC under this Agreement, the parties shall follow the procedures established under SECTION 14.3.

      12.4. NCQA ACCREDITATION COMPLIANCE.

            12.4.1 COMPLIANCE. PBHC shall establish and maintain processes and programs for MHSA Provider credentialing, recredentialing, utilization management and quality assessment/improvement which are described in SECTIONS 4.2, 4.4 AND 5.1, respectively. With respect to such activities, PBHC shall meet applicable NCQA accreditation standards as described in the most recent revision of NCQA's publication, STANDARDS FOR MANAGED CARE ORGANIZATIONS. PBHC shall submit its policies and procedures on credentialing, recredentialing, utilization management and quality assessment/improvement to the HMO Subsidiaries for review and approval.

            12.4.2 REPORTS. PBHC shall submit to the HMO Subsidiaries standard reports in a form and frequency of delivery mutually acceptable to the parties with respect to the following categories of information:

            (a)   Credentialing/recredentialing reports

            (b)   Quarterly MHSA Provider sanction reports

            (c)   Quarterly MHSA Services utilization reports

            (d)   Quarterly quality management report

            12.4.3 AUDIT. An HMO Subsidiary or PHC may, pursuant to SECTION 13.4 audit PBHC's records regarding the reports listed in SECTION L2.4.2 or otherwise with respect to PBHC's compliance with its obligations under this Agreement; provided that without PBHC's consents which consent will not be unreasonably withheld, so long as PBHC's performance is above the Rate Reduction Threshold with respect to all HMO Subsidiaries and Operating Units, there shall be no more than two such audits during any calendar year. At least annually, each HMO Subsidiary shall provide written feedback to PBHC regarding the results of the HMO Subsidiary's review of PBHC's reports and records to the extent reviewed. Each HMO Subsidiary shall provide written feedback to PBHC 30 days following any audit activities, in the event an HMO Subsidiary or PHC reasonably determines, including pursuant to any audit, that PBHC does not meet the NCQA accreditation standards, the HMO Subsidiary or PHC shall notify PBHC of the alleged deficiency and, within 30 days, the HMO Subsidiary or PHC and PBHC shall meet to assess the alleged deficiency and, if appropriate, develop a mutually satisfactory plan of correction.

            12.4.4 DEFICIENCIES. In the event of a plan of correction, PBHC shall submit regular reports to PHC and the HMO Subsidiary documenting progress on the plan of correction until the corrective action plan has been completed. The HMO Subsidiaries and PBHC shall also exchange information about, and the HMO Subsidiaries shall give PBHC regular feedback on, MHSA Provider credendialing, recredentialing, utilization management and quality assessment/improvement processes and programs at the regularly scheduled MHSA Liaison Committee meetings.

            12.4.5 CHANGES IN NCQA COMPLIANCE. If NCQA standards or prevailing industry standards change substantially after the Effective Date and such change has the effect of substantially increasing or decreasing PBHC's reasonably anticipated operating costs, such change shall be considered a significant change of circumstances as contemplated in SECTION 14.2.

13.   BOOKS AND RECORDS

      13.1. MAINTENANCE OF PATIENT RECORDS.

            PBHC shall cause to be maintained medical histories, chart and records for each Member who seeks and receives MHSA Services from a MHSA Provider. Any such records shall remain the property of PBHC, subject to any rights of the Member. Upon request of an HMO Subsidiary or a referring and/or attending physician, subject to compliance with applicable law, and if the Member appropriately consents to such disclosure, PBHC shall provide copies of the Members' medical records to the Member's referring and/or attending physician. PBHC, PHC and each HMO Subsidiary shall endeavor to promote communication to such referring and/or attending physician regarding the Member's referral, subject to restrictions arising under state or federal law.

      13.2. PRIVACY OF RECORDS.

            PBHC and the HMO Subsidiaries shall maintain the confidentiality of all information regarding Members in accordance with any applicable statutes and regulations, including the federal regulations governing Confidentiality of Alcohol and Drug Abuse Patient Records, 42 CFR part 2. If the provisions of 42 CFR part 2 are applicable, PBHC and the applicable HMO Subsidiary shall undertake to resist in judicial proceedings any effort to obtain access to information pertaining to Members otherwise than as expressly provided for in such federal confidentiality regulations.

      13.3. RELEASE OF RECORDS.

            Upon request by an HMO Subsidiary or PHC, PBHC shall be responsible for obtaining and releasing to the HMO Subsidiary or PHC all information and records or copies of records regarding MHSA Services and/or UM Services provided to a Member. Such information shall be provided to an HMO Subsidiary or PHC at no charge or at the charge paid by PBHC for such information, within 30 days from the date of such request or such earlier period as is required to allow PHC or such HMO Subsidiary to comply with applicable law.

      13.4. ACCESS TO THE OTHER PARTIES' RECORDS.

            During regular business hours and upon reasonable notice and demand, the HMO Subsidiaries or PHC, on the one hand, and PBHC, on the other, shall have access to information and records or copies of records held by the other party, which are reasonably related to its obligations under this Agreement, excluding information that a party is prohibited by law from disclosing. The party conducting the audit or inspection shall pay for the other party's personnel's time in excess of 16 hours and the cost of the copies of any records which it requests. All records maintained by either party relating to their responsibilities under this Agreement shall be retained for at least six years after the date the records were created. No third party may be allowed or designated to conduct an audit or inspection without the prior written consent (which consent will not be unreasonable withheld) of the party whose records are being audited or inspected.

14.   ARBITRATION AND RENEGOTIATION OF AGREEMENT

      14.1. ARBITRATION BETWEEN HMO SUBSIDIARIES OR PHC AND PBHC.

            Subject to SECTION 15.3, in the event a dispute between PBHC and an HMO Subsidiary or PHC arises out of or is related to this Agreement, PBHC and the applicable HMO Subsidiary or PHC, as the case may be, shall meet and negotiate in good faith to attempt to resolve the dispute. In the event the dispute is not resolved within 30 days of the date one of the parties sent written notice of the dispute to the other party, and if one of the parties wishes to pursue the dispute, it shall be submitted to binding arbitration in accordance with the rules of the American Arbitration Association. In no event may arbitration be initiated more than one year following the sending of written notice of the dispute. Any arbitration proceeding under this Agreement shall be conducted in the State of Maryland. The arbitrators shall have no authority to award any punitive or exemplary damages or to vary or ignore the terms of this Agreement and shall be bound by controlling law.

      14.2. RENEGOTIATION OF THIS AGREEMENT DUE TO A SIGNIFICANT CHANGE OF CIRCUMSTANCES.

            In the event a significant change of circumstances occurs during the term of this Agreement, which presents a fundamental departure from the assumptions and the intent of the parties in entering into this Agreement, and, as a result thereof, the Capitation Rates for the services to be provided by PBHC thereafter no longer reflect prevailing rates in the managed behavioral health market for such services, then the parties shall, upon the request of PHC or PBHC, adjust such Capitation Rates in accordance with the process set forth in SECTION 9.3 hereof. A significant change of circumstances shall include, but is not limited to, (a) a significant change in law or an order for compliance issued by a government authority having competent jurisdiction; and/or (b) significant changes in NCQA standards applicable to managed behavioral health organizations or in prevailing industry standards with respect to NCQA compliance. Any adjustment to the Capitation Rates pursuant to this SECTION 14.2 shall be retroactive to the first day of the month following the month in which the request to adjust the Capitation Rates was made.

      14.3. RENEGOTIATION PROCEDURE.

            If SECTION 3.4 provides for renegotiation of this Agreement pursuant to this SECTION 14.3, the parties shall engage in good faith negotiations with the intent and goal of reaching a consensus which will preserve each party's anticipated benefit and respective rights and obligations under this Agreement and avoid default of this Agreement. Failure to agree upon renegotiated amounts pursuant to SECTION 3.4 within 75 days after request for renegotiation shall be submitted to arbitration pursuant to SECTION 14.1. When an event occurs which allows for renegotiation of the amounts to be paid to PBHC under this Agreement, the HMO Subsidiaries shall pay the amounts specified in SECTION 9.1 until final resolution of the dispute. Any adjustments to the amounts paid to PBHC that are subsequently agreed to by the parties shall be retroactive to the effective date of the event which allowed for such renegotiation.

15.   TERM; TERMINATION

      15.1. TERM.

            This Agreement shall be effective on the Effective Date and shall continue for a period of ten years, unless terminated as provided in this Agreement.

      15.2. TERMINATION.

            This Agreement may be terminated as follows:

            15.2.1 BREACH BY PBHC. By PHC or any HMO Subsidiary (as to such HMO Subsidiary or any of its Operating Units) upon 90 days (30 days in the case of a termination by reason of a breach of SECTION 6.1.4) prior written notice in the event of a material breach by PBHC of any material term of this Agreement (other than a breach covered by Performance Standards). The written notice shall specify the precise nature of the breach. In the event that PBHC cures the breach within 90 days (30 days in the case of a termination by reason of a breach of SECTION 6.1.4) after the non-breaching party's written notice, this Agreement shall not terminate.

            15.2.2 BREACH BY PHC OR AN HMO SUBSIDIARY. By PBHC upon 90 days (30 days in the case of a termination by reason of a breach of SECTION 9.1.4) prior written notice in the event of a material breach by PHC or any HMO Subsidiary or Operating Unit of any material term of this Agreement. The written notice shall specify the precise nature of the breach. In the event that PHC or the breaching HMO Subsidiary or Operating Unit cures the breach within 90 days (30 days in the case of a termination by reason of a breach of SECTION 9.1.4) after the PBHC's written notice, this Agreement shall not terminate.

            15.2.3      PERFORMANCE BELOW TERMINATION STANDARDS.

            (a) BASIC STANDARDS. By any HMO Subsidiary (as to such HMO Subsidiary or any of its Operating Units) at any time if (i) PBHC fails, with respect to such HMO Subsidiary or any such Operating Unit, to perform at a level above the Termination Standards in three or more categories designated on ATTACHMENT D-1 as "Basic Standards" (the "Termination Threshold") and does not correct such failure within the period specified in the Termination Standards and (ii) such failure is continuing at the time notice of such termination is delivered to PBHC. Such termination shall be effective upon 30 days written notice.

            (b) HMO LICENSURE. By any HMO Subsidiary (as to such HMO Subsidiary or any of its Operating Units) if PBHC fails to perform at a level above the Termination Standards in any category designated on ATTACHMENT D-L and either (i) such failure causes the HMO Subsidiary or any such Operating Unit to lose its state licensure or presents an imminent threat of such loss or (ii) as a primary result thereof, one or more Large Accounts terminates or elects not to renew its Benefit Contract with such HMO

      Subsidiary or any such Operating Unit. Such termination shall be effective upon 30 days written notice.

            15.2.4      TERMINATION FOR INADEQUATE PERFORMANCE.

            (a) FIRST TERMINATION EVENT FOR INADEQUATE PERFORMANCE. By PHC with respect to itself and all HMO Subsidiaries and Operating Units at any time in the event that five or more HMO Subsidiaries or Operating Units have previously terminated this Agreement pursuant to SECTION 15.2.3 and the Capitation Rates payable hereunder with respect to three or more HMO Subsidiaries or Operating Units are then being reduced pursuant to SECTION
      4.8.5. Such termination shall be effective upon 30 days written notice.

            (b) SECOND TERMINATION EVENT FOR INADEQUATE PERFORMANCE. By any HMO Subsidiary (as to such HMO Subsidiary or any of its Operating Units) at any time in the event that the Capitation Rates payable hereunder with respect to such HMO Subsidiary or any such Operating Unit have been reduced pursuant to SECTION 4.8.5 for a period of one year or more. Such termination shall be effective upon 60 days written notice.

            (c) THIRD TERMINATION EVENT FOR INADEQUATE PERFORMANCE. By PHC with respect to itself and all HMO Subsidiaries and Operating Units at any time in the event that this Agreement has been terminated with respect to three or more HMO Subsidiaries or Operating Units pursuant to SECTION 15.2.4(B). Such termination shall be effective upon 60 days written notice.

            15.2.5 TERMINATION AFTER FIVE YEARS WITHOUT CAUSE. By PHC or any HMO Subsidiary (as to such HMO Subsidiary or any of its Operating Units) without cause after the fifth anniversary of the Effective Date Such termination shall be effective upon 90 days written notice to PBHC.

            15.2.6TERMINATION ON CHANGE OF CONTROL TRANSACTIONS.

            (a) PHC. By PHC with respect to itself and all HMO Subsidiaries and Operating units in the event that P1W undergoes a Change of Control Transaction. Such termination right must be exercised within 30 days after the effective date of such Change of Control Transaction by giving written notice to PBHC. Such termination shall be effective 90 days after such written notice.

            (b) HMO SUBSIDIARY OR OPERATING UNIT. By any HMO Subsidiary (as to such HMO Subsidiary or any of its Operating units) in the event that such HMO Subsidiary or any such Operating Unit undergoes a Change of Control Transaction. Such termination right must be exercised within 30 days after the effective date of such Change of Control Transaction by giving written notice to PBHC, Such termination shall be effective 60 days after such written notice.

            (c) APS. By PHC at any time as to itself and all HMO Subsidiaries and Operating Units in the event that, prior to the initial public offering of APS stock, APS or, at any time, PBHC undergoes a Change of Control Transaction. Such termination right must be exercised within 30 days after PHC is given written notice of such Change of Control Transaction by giving written notice to PBHC. Such termination shall be effective 60 days after such written notice. APS shall promptly give written notice to PHC of any such Change of Control Transaction.

            15.2.7 SCOPE OF TERMINATION. PBHC's termination of this Agreement pursuant to SECTION 15.2.2 as to any HMO Subsidiary shall be effective only as to that HMO Subsidiary and its constituent Operating Unit, if any, and its termination of this Agreement pursuant to SECTION 15.2.2 as to any Operating Unit shall be effective only as to that Operating Unit, and, in either such case, this Agreement shall remain in effect as to the remaining parties. Any HMO Subsidiary's termination of this Agreement pursuant to SECTION 15.2.1, 15.2.3, 15.2.4(B) OR 15.2.6(B) shall be effective only as to that HMO Subsidiary and its constituent Operating Units, if any, and this Agreement shall remain in full force and effect as to the remaining HMO Subsidiaries and Operating Units.

            15.2.8. PAYMENT OF CAPITATED BENEFICIARY ADJUSTMENT. Notwithstanding anything to the contrary set forth in this Agreement, no termination pursuant so this SECTION 15.2 shall be effective unless and until the payment of the Capitated Beneficiary Adjustment, if any, required by Section 2.3 of the Stock Purchase Agreement in respect of such termination has been made to APS; provided, however, that in the event PHC or any HMO Subsidiary seeks to terminate this Agreement pursuant to this SECTION. 15.2 and, in connection therewith, pays the Capitated Beneficiary Adjustment that PHC or such HMO Subsidiary believes in good faith is required by such Section 2.3 in respect of such termination, such termination shall be deemed effective upon such payment, regardless of whether PBHC or APS disputes the amount of such payment, and the sole right of PBRC and APS shall be to seek arbitration pursuant to SECTION 15.3 regarding the amount of such payment.

      15.3. ARBITRATION IN CERTAIN EVENTS.

            Any disputes over whether a party is entitled to terminate this Agreement pursuant to SECTION 15.2.1, 15.2.2 OR 15.2.3(B) shall, at any party's request, be submitted to arbitration in accordance with SECTION 14.1 and during the pendency of any such arbitration proceeding, this Agreement shall remain in full force and effect, subject to the following sentence. Any disputes over whether a party is entitled to terminate this Agreement pursuant to SECTION L5.2.3(A), 15.2.4, 15.2.5 OR 15.2.6 shall not prevent the termination of this Agreement as otherwise specified herein, provided that the foregoing shall not preclude a party from thereafter seeking arbitration to assess damages in respect of a wrongful termination of this Agreement by the other party. Any disputes as to whether the correct amount of Capitated Beneficiary Adjustment has been paid to APS in connection with a particular termination of this Agreement shall not prevent the termination of this Agreement as otherwise specified herein, provided that the foregoing shall not preclude APS or PBHC from thereafter seeking arbitration to determine whether an incorrect payment was made.

      15.4. EFFECT OF TERMINATION.

            15.4.1 Immediately upon termination of this Agreement as to any HMO Subsidiary, such HMO Subsidiary shall notify Members subject to this Agreement of such termination.

            15.4.2 PBHC shall cooperate with an HMO Subsidiary as to which this Agreement has been terminated or such HMO Subsidiary's new mental health and substance abuse vendor ("Vendor") in transitioning the care and management of Members in treatment on the date of such termination. The HMO Subsidiary shall or shall require Vendor to take and maintain the records in PBHC's possession upon such terms and conditions as are agreed to an HMO Subsidiary, Vendor and PBHC, but which grant PBHC subsequent access to such records.

            15.4.3 With respect to MHSA Services after the effective date of termination of this Agreement:

            a. OUTPATIENT MHSA SERVICES. PBHC has no obligation to provide or arrange for the provision of outpatient MHSA Services after the effective date of termination of this Agreement.

            b. INPATIENT MHSA SERVICES. In the event a Member was admitted to a hospital pursuant to the terms of this Agreement prior to the effective date of termination, PBHC shall continue to provide and arrange for the provision of inpatient MHSA Services after the effective date of termination until the earlier of the date of the Member's discharge or the date on which PBHC recommends discharge or the date on which Member's coverage ceases under a Benefit Contract, provided, however, that PHC shall be financially liable for the payment of such inpatient MBSA Services.

            15.4.4 Termination of this Agreement by PHC or any HMO Subsidiary pursuant to SECTION 15.2.3 OR 15.2.4(A) shall be deemed to be a termination for breach of this Agreement by PBHC. In the event of a termination of this Agreement pursuant to SECTION 15.2.1, 15.2.3 OR 15.2.4, the terminating party shall retain all of its respective rights and remedies in respect of any breach of this Agreement arising prior to such termination, including, without limitation, its right to recover damages. Notwithstanding anything to the contrary contained in this Agreement, if at any time PBHC terminates this Agreement pursuant to SECTION L5.2.2 as to PHC, any HMO Subsidiary or any Operating Unit, (i) PBHC' s sole and exclusive remedy in respect of such termination shall be for APS to receive, as liquidated damages for such termination, the Capitated Beneficiary Adjustment, if any, payable in respect of such termination pursuant to Section 2.3.1(h) of the Stock Purchase Agreement and (ii) neither APS nor PBHC shall have any other rights or claims against PHC or any HMO Subsidiary or Operating Unit in respect of such termination or any breach of this Agreement giving rise thereto (other than a breach committed in bad faith); provided, however, that this sentence shall not prevent PBHC from recovering any payments due and owing under this Agreement in respect of any period prior to the effective date of such termination.

16.   OTHER AGREEMENTS

      16.1. APS GUARANTEE.

            APS hereby unconditionally guarantees to PHC and the HMO Subsidiaries the prompt payment of all amounts due hereunder from PBHC and the prompt performance by PBHC of all of its obligations hereunder, including, without limitation, PBHC's obligations to pay claims pursuant to SECTION 6.1 hereof.

      16.2. SERVICES.

      If APS, directly or indirectly through any subsidiary or affiliate, shall desire to provide or arrange for the provision of mental health and substance abuse services to any person or entity other than pursuant to this Agreement, it shall do so only in one of the following manners: (i) APS or PBHC shall provide or arrange for the provision of such services; or (ii) a wholly owned direct or indirect subsidiary of APS or PBHC shall provide or arrange for the provision of such services, provided that such subsidiary guarantees the obligations of PBHC hereunder to the same extent as the APS guarantee set forth in SECTION 16.1 pursuant to an agreement reasonably acceptable to PHC.

      16.3. COMMISSION FOR NEW BUSINESS.

            16.3.1. COMMISSION. As an incentive for PHC and its affiliates to increase the number of Members covered under this Agreement or participating in managed behavioral health care plans and products or Employee Assistance Plans ("EAP") administered by PBHC, PBHC shall pay PHC a commission (the "Commission") based on New Company Business obtained during the term of this Agreement. The Commission shall be paid in cash during the term of this Agreement on an annual basis no later than one hundred and twenty (120) days after the end of the calendar year to which the Commission relates. The Commission for each item of New Company Business shall equal (A) three percent (3 %) of direct annual revenues recognized by PBHC for such item for the calendar year in which such item of New Company Business commences, (B) one and one-half percent (1.5%) of such direct annual revenues recognized by PBHC in the following calendar year, and (C) one-half percent (.5%) of such direct annual revenues recognized by PBHC in the next following calendar year. The aggregate annual Commission in any year shall equal the sum of Commissions accrued during such year with respect to revenue recognized during such year from each item of New Company Business. For purposes of this SECTION 16.3.1, "NEW COMPANY BUSINESS" shall mean new business of PBHC arising from (X) the addition of a PHC Acquired Person that becomes a party or subject to this Agreement or (Y) the addition of any new customer of any affiliate of PHC (other than any HMO Subsidiary) as a new managed behavioral health care or EAP client of PBHC, in each case other than (i) non-commercial new business such as Medicare, Medicaid, or CHAMPUS business or (ii) new business sold by PHC's Healthcare Network Sales Unit ("HNS").

            16.3.2. AGREEMENT WITH HNS. After the Effective Date, APS and PBHC shall negotiate in good faith with PHC with respect to an agreement to be entered into between PBHC and PHC pursuant to which HNS would sell EAP and managed behavioral health care products offered or administered by PBHC or by APS (directly or indirectly (other than through PBHC)). Such agreement would provide, among other things, that PHC would receive compensation appropriate to cover a portion of HNS overhead costs plus incentive compensation costs associated with the sale of such products by HNS, which compensation would be. negotiated by the parties in good faith.

17.   MISCELLANEOUS

      17.1. AMENDMENT.

      This Agreement may be amended only in writing and the amendment must be executed by all parties to be bound by the amendment. If an amendment is to apply only to one or more specified HMO Subsidiaries, it need only be signed by such HMO Subsidiary or Subsidiaries and by PBHC, APS and PHC.

      17.2. ASSIGNMENT.

            17.2.1. GENERALLY. This Agreement shall inure to the benefit of, and be binding upon, the parties hereto and their respective successors and permitted assigns. None of PBHC, APS, PHC or any HMO Subsidiary may assign any of its rights and responsibilities under this Agreement to any person or entity without the prior written consent of the other parties which consent shall not be unreasonably withheld; provided, however, that (i) PHC may assign all of its rights and obligations under this Agreement to any affiliate of PHC that has a net worth (determined in accordance with GAAP (as defined in the Stock Purchase Agreement) based upon the most recently prepared financial statements of such affiliate) of at least $100,000,000 immediately before giving effect to such assignment, in which case PHC shall be released from all liabilities and obligations under this Agreement and (ii) PBHC, PHC or any HMO Subsidiary may assign all of its rights and obligations under this Agreement to its successor in a Change of Control Transaction relating to such party.

            17.2.2. PBHC CHANGE OF NAME. The parties acknowledge that PBHC will change its corporate name as soon as practicable after the Effective Date. For a period of three months after the Effective Date, PBHC shall have the right to continue to use the existing printed materials listed on ATTACHMENT H containing the names "PBHC" and "Principal Behavioral Health Care," for purposes of distribution to Members.

      17.3. ENTIRE AGREEMENT.

      This Agreement, including the Attachments hereto, constitutes the entire agreement among the parties hereto in regard to its subject matter and supersedes all prior understandings, agreements, negotiations and discussions, whether oral or written, with respect thereto.

      17.4. RELATIONSHIP BETWEEN THE PARTIES.

      The relationship among PBHC, APS, PHC and the HMO Subsidiaries is solely that of independent contractors, and nothing in this Agreement or otherwise shall be construed or deemed to create any other relationship, including one of employment, agency or joint venture.

      17.5. TERMINATION OF MEMBERS.

      Subject to any restrictions in the Benefit Contracts, each HMO Subsidiary shall act promptly to disenroll Members who meet criteria for termination.

      17.6. GOVERNING LAW.

      This Agreement shall be governed and construed in accordance with the laws of the State of Maryland, without regard to conflict of laws principles thereof.

      17.7. NOTICES.

      Any notice under this Agreement shall be in writing and hand-delivered or sent by prepaid, first class mail to the addresses and addressees identified below, except as otherwise provided in the Agreement. The addresses and addressees to which notices are sent for either party may be changed by proper notice.

            If to PHC:

            Principal Health Care, inc.
            6705 Rockledge Drive
            Bethesda, Maryland 20815
            Ann:  Corporate Counsel
            Telephone:  301-581-0600
            Telecopier: 301-493-0743


            If to PBHC or APS:

            American Psych Systems, Inc.
            One Democracy Plan
            6701 Democracy Boulevard, Suite 555
            Bethesda, Maryland 20817
            Attn: Kenneth A. Kessler, M.D.
            Telephone:  301 -530-4222
            Telecopier: 301-530-0426

            With a copy (which shall not constitute notice) to:

            Hogan & Hartson, L.L.P.
            555 Thirteenth Street, N.W.
            Washington, D.C. 20004

            Ann:  Michael C. Williams
            Telephone:  202-637-8675
            Telecopier: 202-637-5910

            If to an HMO Subsidiary, to the address listed on the signature page.

      17.8. CONFIDENTIALITY OF PROPRIETARY INFORMATION.

      The parties acknowledge that in the course of the operations of this Agreement, information of each party may be disclosed which reflects its expertise regarding the management, programming, or delivery of services ("Proprietary Information"). Such information shall be deemed Proprietary information if so identified by the disclosing party. The parties agree not to use or disclose to any other person, firm, organization or company any Proprietary Information of the other party, without the prior written consent of the disclosing party, except to the extent required by applicable law.

      17.9. ANNOUNCEMENTS.

      No news release or other public disclosure of the matters covered by this Agreement (including notification as to the change of PBHC's name or other communications to Members or MHSA Providers or Participating Providers regarding the sale of PBHC to APS) shall be made by or on behalf of any party hereto without the express written consent of the other party hereto, which consent shall not be unreasonably withheld. The parties shall consult with one another in advance concerning the form and substance of any press release or other public disclosure of the matters covered by this Agreement (including those referred to above) and shall make a diligent effort to prohibit shareholders, members, directors, officers, partners, employees or advisors from granting press interviews or engaging in similar actions that would result in public disclosure of such matters. Notwithstanding anything to the contrary contained herein, either party may make any disclosure to which the parties agree in writing or which such party deems necessary or advisable in order to fulfill such party's disclosure obligations required by applicable law or regulations. The party making such announcement shall give written notice of such disclosure to the other party promptly after such disclosure.

      17.10. ATTACHMENTS.

      The Attachments to this Agreement shall be construed with and as integral parts of this Agreement to the same extent as if they were set forth verbatim herein; PROVIDED, HOWEVER, that in the event of any conflict between any such Attachment and this Agreement, this Agreement shall control.

      17.11. HEADINGS; CERTAIN RULES OF CONSTRUCTION.

      The headings in this Agreement are intended solely for convenience of reference and shall be given no effect in the construction or interpretation of this Agreement. The terms "herein," "hereof," "hereunder" and any similar terms used In this Agreement refer to this Agreement as a whole and not to any particular Section or other provision hereof. The terms

"including" or "include" shall mean "including, without limitation," or "include, without limitation," as the case may be.

      17.12. NO WAIVER.

      No delay or failure on the part of any party hereto in exercising any right, power or privilege under this Agreement shall impair any such right, power or privilege or be constitute as a waiver of any default or any acquiescence therein. No single or partial exercise of any such right, power or privilege shall preclude the further exercise of such right, power or privilege, or the exercise of any other right, power or privilege. No waiver shall be valid against any party hereto unless made in writing and signed by the party against whom enforcement of such waiver is sought and then only to the extent expressly specified therein.

      17.13. COUNTERPARTS.

      This Agreement may be executed in two or more counterparts, each of which shall be considered an original, but all of which together shall constitute one and the same instrument.

      17.14. OTHER DEFINITIONAL PROVISIONS.

      References to "Sections" shall be to Sections of this Agreement unless otherwise specifically provided. Any of the terms defined in this Agreement may, unless the context otherwise requires, be used in the singular or the plural, depending on the reference. Any reference herein to any agreement, document or instrument, including, without limitation, this Agreement, and any Attachments hereto, unless expressly noted otherwise, shall be a reference to each such agreement, document or instrument as the same may be amended, restated, supplemented or otherwise modified from time to time to the extent permitted hereunder.

THIS AGREEMENT CONTAINS A BINDING ARBITRATION PROVISION THAT MAY BE ENFORCED BY THE PARTIES.

            IN WITNESS WHEREOF, the parties have cause this Behavioral Health Services Agreement to be executed on their behalf as of the date set forth above.

                                    PRINCIPAL HEALTH CARE, INC.


                                    By:    /s/ Kenneth J. Linde
                                          ---------------------------------
                                    Name:  Kenneth J. Linde
                                          ---------------------------------
                                    Title: President & CEO
                                          ---------------------------------

                                    By:    /s/ Robert Mrizek
                                          ---------------------------------
                                    Name:  Robert Mrizek
                                          ---------------------------------
                                    Title: V.P. & Counsel
                                          ---------------------------------


                                    PRINCIPAL BEHAVIORAL HEALTH CARE, INC.


                                    By:    /s/ Kenneth Kessler
                                          ---------------------------------
                                    Name:  Kenneth A. Kessler, M.D.
                                          ---------------------------------
                                    Title: President
                                          ---------------------------------

                                    AMERICAN PSYCH SYSTEMS, INC.


                                    By:    /s/ Kenneth A. Kessler, By Scott Tyler Power of Attorney
                                          ---------------------------------
                                    Name:  Kenneth A. Kessler, M.D.
                                          ---------------------------------
                                    Title: President
                                          ---------------------------------


                                       46